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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Sterling Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 16, 2006
Dear Stockholders and Noteholders:
     We are pleased to invite you to attend the 2006 Annual Meeting of Stockholders of Sterling Chemicals, Inc. to be held at 10:00 a.m. (Houston time) on Friday, April 21, 2006, at the offices of Littler Mendelson, P.C. located at 1301 McKinney Street, Suite 1900, Houston, Texas 77010. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter. During the meeting we will report on our operations during 2005 and our plans for 2006. Representatives from our Board of Directors and our management team will be present to respond to appropriate questions from stockholders. We are also pleased to invite the holders of our 10% Senior Secured Notes due 2007 to attend the 2006 Annual Meeting for the purpose of electing their representative to our Board.
     We hope that you will be able to attend the meeting. If you are unable to attend the meeting in person, it is very important that your shares or notes be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. If you choose to attend the meeting in person, you may, of course, revoke your proxy and cast your votes personally at the meeting. We look forward to seeing you at the meeting.
     Thank you for your ongoing support and continued interest in Sterling Chemicals, Inc.

Sincerely, /s/ Richard K. Crump Richard K. Crump President and Chief Executive Officer

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Notice Of Annual Meeting Of Stockholders
To Be Held April 21, 2006
To Our Stockholders and Noteholders:
     You are cordially invited to attend our Annual Meeting of Stockholders to be held at the offices of Littler Mendelson, P.C. located at 1301 McKinney Street, Suite 1900, Houston, Texas 77010 at 10:00 a.m. (Houston time) on Friday, April 21, 2006. At the Annual Meeting, the following proposals will be presented for consideration:
•	The election of six directors, each of whom will hold office until our Annual Meeting of Stockholders in 2007 and until his successor has been duly elected and qualified.

•	The ratification and approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
     You are entitled to vote at the meeting for some of our director nominees and on the proposal to ratify and approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 if you were the holder of record of any shares of our Common Stock or Series A Convertible Preferred Stock at the close of business on March 3, 2006. In addition, if you were the holder of record of any of our 10% Senior Secured Notes at the close of business on March 3, 2006, you are entitled to vote at the meeting on the election of the noteholders’ representative to our Board of Directors.
     Our Board of Directors recommends that our stockholders vote FOR each nominated director for whom they are entitled to vote and FOR the ratification and approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Our stockholders may also be asked to consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.
     Your vote is very important. If you do not expect to attend the Annual Meeting in person, please sign, date and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage if mailed in the United States. Mailing your completed proxy will not prevent you from later revoking that proxy and voting in person at the Annual Meeting. If you want to vote at the Annual Meeting but your shares or notes are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares or notes as of March 3, 2006 from the intermediary.
March 16, 2006

By Order of the Board of Directors /s/ Kenneth M. Hale Kenneth M. Hale Corporate Secretary

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Proxy Statement For
Annual Meeting Of Stockholders
To Be Held April 21, 2006
General Information
Purpose of this Proxy Statement
We have prepared this Proxy Statement to solicit proxies on behalf of our Board of Directors for use at our 2006 Annual Meeting of Stockholders and any adjournment or postponement thereof. We are also using this Proxy Statement to solicit proxies on behalf of the Trustee for our 10% Senior Secured Notes due 2007 (“Notes”) in connection with the election of their representative to our Board at the Annual Meeting. We intend to mail this Proxy Statement and accompanying proxy card to all of our stockholders and all of the holders of our Notes entitled to vote at the Annual Meeting on or about March 17, 2006.
Time and Place of Annual Meeting
The Annual Meeting will be held on Friday, April 21, 2006, at 10:00 a.m. (Houston time) at the offices of Littler Mendelson, P.C. located at 1301 McKinney Street, Suite 1900, Houston, Texas.
Admission Rules
Only stockholders and holders of Notes of record as of March 3, 2006 and their accompanied guests, or the holders of their valid proxies, will be permitted to attend the Annual Meeting. Each person attending the Annual Meeting will be asked to present valid governmental-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting. In addition, stockholders or noteholders who hold their shares or Notes through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 3, 2006, such as a brokerage statement showing their ownership of shares or Notes as of that date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting and attendees will be subject to security inspections.
Lists of Stockholders and Noteholders
Lists of our stockholders and the holders of our Notes who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at 333 Clay Street, Suite 3600, Houston, Texas 77002. Any inspection of these lists prior to the Annual Meeting must be conducted between 8:00 a.m. and 4:30 p.m. (local time). Please contact our Corporate Secretary before going to conduct any inspection prior to the Annual Meeting.
Inspector of Elections
Our Board of Directors and the Trustee for the Notes have each appointed Katherine Holdsworth, our Assistant Secretary, as the inspector of elections. The inspector of election will separately calculate affirmative and negative votes, abstentions and broker non-votes for each of the proposals.

Arrangements Regarding Nomination and Election of Directors
     The holders of our Series A Convertible Preferred Stock (“Preferred Stock”), voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and Common Stock beneficially owned by Resurgence Asset Management, L.L.C. (“Resurgence”) and certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect a majority of our directors. Messrs. Byron J. Haney, Karl W. Schwarzfeld and Philip M. Sivin are the nominees for election by the holders of shares of our Preferred Stock (the “Preferred Stock Nominees”).
     Under our Certificate of Incorporation, the holders of our Notes have the exclusive right, voting separately as a class, to elect one of our directors until our Notes have been paid in full. At the time we issued our Notes in December of 2002, the holders of our Notes appointed Mr. John W. Gildea as their representative, and he is also the nominee for election by the holders of our Notes at the Annual Meeting (the “Noteholders Nominee”).
     With the exception of the Preferred Stock Nominees and the Noteholders Nominee, our directors are elected by the holders of our Preferred Stock and Common Stock voting together as a single class. Mr. Richard K. Crump and Dr. Peter Ting Kai Wu are the nominees for election by the holders of our Preferred Stock and Common Stock, voting together as a single class (the “General Nominees”).
Proposals on Which You May Vote
     If you owned any shares of our Preferred Stock or Common Stock on March 3, 2006, as reflected in our stock register, or if you owned any of our Notes on March 3, 2006, as reflected in the register maintained by the Trustee for the Notes, you may vote at the Annual Meeting on the following matters:

Securities Held of
Record on March 3, 2006	Proposals on Which You May Vote

Preferred Stock	•	Preferred Stock Nominees for Director
	•	General Nominees for Director
	•	Approval of Appointment of Deloitte & Touche LLP

Common Stock	•	General Nominees for Director
	•	Approval of Appointment of Deloitte & Touche LLP

Notes	•	Noteholders Nominee for Director

Voting In Person Or By Proxy
How Do I Vote My Shares of Stock?
You may vote in person at the Annual Meeting or you may give us your proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting — you can always change your vote at the Annual Meeting.
You can vote your shares of stock by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail by signing and returning the enclosed proxy card. We have set up the telephone and Internet voting procedures for your convenience and designed these procedures to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. Telephone and Internet voting of shares of our stock will be available 24 hours a day until Noon (Houston time) on April 20, 2006. If you would like to vote your shares of stock by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card.
How Do I Vote My Notes?
You may vote in person at the Annual Meeting or you may give us your proxy. We recommend you vote by proxy even if you plan to attend the Annual Meeting — you can always change your vote at the Annual Meeting.
You can give us your proxy by signing and returning the enclosed proxy card. You may also be eligible to vote by proxy over the telephone by calling a toll-free number or electronically by using the Internet if your broker (or its designee) makes such voting facilities available. These telephone or Internet voting facilities, if any, will be described in materials sent by, and subject to such restrictions as are imposed by, your broker (or its designee).
How Are My Shares of Stock Voted If I Give You My Proxy?
If you give us your proxy to vote your shares of stock, we will be authorized to vote your shares of stock, but only in the manner you direct. You may direct us to vote for — or withhold authority to vote for — all, some or none of the General Nominees and, if you hold Preferred Stock, all, some or none of the Preferred Stock Nominees. You may also direct us to vote your shares of stock for or against the proposal to ratify and approve the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2006 (“Fiscal 2006”). You may also abstain from voting.
If you give us your proxy to vote your shares of stock and do not withhold authority to vote for the election of any of the nominees, all of your shares of stock will be voted for the election of each General Nominee and, if you hold Preferred Stock, each Preferred Stock Nominee. If you withhold authority to vote your shares of stock for any nominee, none of your shares of stock will be voted for that candidate, but all of your shares of stock will be voted for the election of each General Nominee for whom you have not withheld authority to vote and, if you hold Preferred Stock, each Preferred Stock Nominee for whom you have not withheld authority to vote.
If you give us your proxy to vote your shares of stock but do not specify how you want your shares voted, all of your shares of stock will be voted in favor of each of the General Nominees and, if you hold Preferred Stock, each of the Preferred Stock Nominees, and all of your shares of stock will be voted in favor of the proposal to ratify and approve the appointment of Deloitte & Touche as our independent registered public accounting firm for Fiscal 2006.

If you give us your proxy to vote your shares of stock and any additional business properly comes before our stockholders for a vote at the Annual Meeting, the persons named in the enclosed proxy card will vote your shares of stock on those matters as instructed by our Board or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this Proxy Statement, we were not aware of any other matter to be raised at the Annual Meeting.
How Are My Notes Voted If I Give You My Proxy?
If you give us your proxy to vote your Notes, we will be authorized to vote your Notes, but only in the manner you direct. You may direct us to vote for or against the Noteholders Nominee, or abstain from voting. If you give us your proxy but do not specify how you want your Notes voted, your Notes will be voted for the election of the Noteholders Nominee.
What If I Change My Mind After I Give You My Proxy?
You may revoke your proxy at any time before your shares of stock or Notes are voted at the Annual Meeting by providing us with either a new proxy with a later date (by any method available for giving your original proxy) or by sending us a written notice of your desire to revoke your proxy at the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. You may also revoke your proxy at any time prior to your shares of stock or Notes having been voted by attending the Annual Meeting in person and notifying the inspector of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the Annual Meeting.
Why Did I Receive More Than One Proxy Card?
You may receive more than one proxy or voting card depending on how you hold your shares or Notes and the types of shares or Notes you own. If you hold your shares or Notes through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your shares or Notes voted.
What Happens If a Nominee Becomes Unavailable?
If any of our director candidates becomes unavailable for any reason before the election, we may reduce the number of directors serving on our Board or a substitute candidate may be designated. We have no reason to believe that any of our director candidates will be unavailable. If a substitute candidate is designated for any of the Preferred Stock Nominees or the General Nominees, the persons named in the enclosed proxy card will vote your shares for such substitute if they are instructed to do so by our Board or, if our Board does not do so, in accordance with their own best judgment. If a substitute candidate is designated for the Noteholders Nominee, the persons named in the enclosed proxy card will vote your Notes for such substitute if they are instructed to do so by the Trustee for the Notes or, if the Trustee does not do so, they will abstain from voting.
What If My Shares or Notes Are Held In Someone Else’s Name?
If you want to vote at the Annual Meeting but your shares or Notes are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares or Notes as of March 3, 2006, or obtain a proxy to vote your shares or Notes from the intermediary.

Solicitation of Proxies and Expenses
     We are asking for your proxy on behalf of our Board or, in the case of our Noteholders, on behalf of the Trustee for the Notes. We will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our stockholders and all holders of our Notes of record as of March 3, 2006, and to all intermediaries, such as brokers and banks, that held any of our shares or Notes on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our shares and Notes and we will reimburse them for their reasonable forwarding expenses. Our directors, officers and employees may also solicit proxies in person or by telephone.
Proposals By Stockholders
     Our Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. Our Bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our Bylaws if they intend to present a proposal at any of our annual meetings. Holders of our Notes are not permitted to bring any proposals before one of our annual meetings other than the election of the Noteholders Nominee.
Stockholder Communications with the Board
     Stockholders may contact our Board of Directors or any of its members by the following means:

By E-mail:	khale@sterlingchemicals.com

By Mail:	Sterling Chemicals, Inc.
Board of Directors
Attention: Corporate Secretary
333 Clay Street, Suite 3600
Houston, Texas 77002
Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Stockholder communications are initially delivered directly to our Corporate Secretary, who will promptly forward such communications to the specified directors or, if no particular directors are specified, to our entire Board. Stockholders wishing to submit proposals for inclusion in the proxy statement relating to our 2007 annual meeting of stockholders should follow the procedures specified below under the heading “Stockholder Proposals for Next Year’s Annual Meeting.” Stockholders wishing to nominate directors for election at our 2007 annual meeting of stockholders should follow the procedures specified below under the heading “Director Nominations and Qualifications.”

Director Nominations and Qualifications
     Our Corporate Governance Committee will, in accordance with its written charter and subject to the terms of our Certificate of Incorporation and Bylaws, review candidates recommended by our stockholders for positions on our Board of Directors. Our Bylaws provide that any stockholder entitled to vote for the election of directors at a meeting of stockholders who satisfies the eligibility requirements (if any) set forth in our Certificate of Incorporation, and who complies with the procedures set forth in our Certificate of Incorporation and Bylaws, may nominate persons for election to our Board of Directors, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for our 2007 annual meeting of stockholders, means that the nomination must be received on or after November 22, 2006 but no later than January 21, 2007. Any notice of nomination must include, in addition to any other information or matters required by our Certificate of Incorporation or Bylaws, the following:
•	the name and address of the stockholder submitting the nomination, as they appear on our books;

•	the nominating stockholder’s principal occupation, business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock owned of record or beneficially by the nominating stockholder;

•	the dates upon which the nominating stockholder acquired such shares and documentary support for any claims of beneficial ownership;

•	the exact name of the nominee and such person’s age, principal occupation, business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock (if any) owned directly or indirectly by the nominee;

•	the nominee’s written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected; and

•	any other information regarding the nominee that would be required to be included in a proxy statement pursuant to rules of the Securities and Exchange Commission.
     Nominations of directors may also be made by our Board of Directors or as otherwise provided in our Certificate of Incorporation, the Designation of Preferences, Rights and Limitations for our Preferred Stock or our Bylaws. In determining whether it will recommend or support a candidate for a position on our Board of Directors, our Corporate Governance Committee considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, diversity, independence, potential conflicts of interest and the present needs of our Board of Directors. Our Corporate Governance Committee also takes into account any restrictions, requirements or limitations contained in our Certificate of Incorporation, the Designation of Preferences, Rights and Limitations for our Preferred Stock or our Bylaws, or any other agreement to which we are a party.

Annual Report and Available Information
     Our annual report on Form 10-K (including financial statements and the financial statement schedules but without exhibits) for our fiscal year ended December 31, 2005 (our “Form 10-K”), including financial statements, accompanies this Proxy Statement but does not constitute a part of the proxy solicitation materials. We will furnish additional copies of our Form 10-K, without charge, to any person whose vote is solicited by this Proxy Statement upon written request to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Chief Financial Officer. In addition, upon written request, we will furnish a copy of any exhibit to our Form 10-K to any person whose vote is solicited by this Proxy Statement upon payment of our reasonable expenses incurred in connection with providing the copy of the exhibit.

Election of Directors
(Item 1 on the Proxy Card)
     Our Board of Directors oversees our management, reviews our long-term strategic plans and exercises direct decision making authority in key areas. All of our director candidates currently serve on our Board. With the exception of Richard K. Crump, our President and Chief Executive Officer, we do not employ any of our current directors or any of our director candidates. Only non-employee directors are eligible to serve on our Audit Committee, our Compensation Committee and our Corporate Governance Committee. Each of our directors is elected annually to serve until our next annual meeting and until his or her successor is duly elected and qualified. Mr. Crump was originally appointed to our Board in December of 2001. Messrs. Gildea and Haney were originally appointed to our Board on December 19, 2002. Our Board appointed Dr. Peter Ting Kai Wu as one of our directors on March 12, 2004 to fill a pre-existing vacancy on our Board. Mr. Philip M. Sivin was appointed to our Board by the holders of our Preferred Stock on July 28, 2004, and Mr. Karl W. Schwarzfeld was appointed to our Board by the holders of our Preferred Stock on March 10, 2006, in each case to fill vacancies in seats previously held by designees of our Preferred Stockholders.
     Our Board held seven meetings in 2005. On average, our directors attended approximately 86% of the meetings of our Board or any of our committees on which they served. During 2005, our only directors who attended less than 75% of the meetings of our Board and all committees on which they served were Marc S. Kirschner, who attended approximately 38% of those meetings, and Mr. Sivin, who attended approximately 57% of those meetings. We do not have a specific policy regarding attendance by directors at annual meetings of our stockholders, but all of our directors are encouraged to attend if available. Three of our directors, Byron Haney, Richard Crump and Keith Whittaker, attended our annual meeting of stockholders in 2005.
     As discussed above in “Arrangements Regarding Nomination and Election of Directors,” the holders of our Preferred Stock, voting separately as a class, are currently entitled to elect a majority of our directors, and the holders of our Notes, voting separately as a class, are currently entitled to elect one of our directors. All of our remaining directors are elected by the holders of our Preferred Stock and Common Stock, voting together as a single class. The procedures for these separate votes by the holders of our Preferred Stock, the holders of our Preferred Stock and our Common Stock (as a single class) and the holders of our Notes, together with information about the candidates for the relevant election, is presented below under the headings “Preferred Stock Nominees,” “General Nominees” and “Noteholders Nominee,” respectively.

Preferred Stock Nominees
Who May Vote
If you owned any shares of our Preferred Stock on March 3, 2006, as reflected in our stock register, you may vote in the election for the Preferred Stock Nominees. Our shares of Common Stock and our Notes do not vote in the election for the Preferred Stock Nominees.
Outstanding Shares
On March 3, 2006, there were 3,501.929 shares of our Preferred Stock outstanding (currently convertible into 3,501,929 shares of our Common Stock at the option of the holders), none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the election for the Preferred Stock Nominees, we must have a quorum. This means that we must have at least a majority of the shares of our Preferred Stock represented at the Annual Meeting, either in person or by proxy. Any shares of Preferred Stock owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our Preferred Stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election for the Preferred Stock Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Preferred Stock has the right to cast one vote for each of the Preferred Stock Nominees. A Preferred Stock Nominee is elected to our Board if he receives the favorable vote of a plurality of the votes cast by the shares of our Preferred Stock that are entitled to vote and are present at the Annual Meeting, either in person or by proxy. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Information about each of the Preferred Stock Nominees is provided below.
     Our Board of Directors recommends that the holders of shares of our Preferred Stock vote FOR the election to our Board of each of the following candidates:

Byron J. Haney Age 45 Director Since December 2002	Mr. Haney is the Managing Director of Resurgence Asset Management, L.L.C., which beneficially owns a substantial majority of the voting power of our securities. Mr. Haney joined Resurgence in 1994. Mr. Haney also currently serves as a member of the Board of Directors of RDA Sterling Holdings Corporation, and as an Executive Officer and member of the Board of Directors of First Commercial Credit Corp.

Karl W. Schwarzfeld Age 29 Director Since March 2006	Mr. Schwarzfeld is a Vice President of Resurgence Asset Management, L.L.C., which beneficially owns a substantial majority of the voting power of our securities. Mr. Schwarzfeld joined Resurgence in 1998.

Philip M. Sivin Age 34 Director Since July 2004	Mr. Sivin is a Vice President and General Counsel of Resurgence Asset Management, L.L.C., which beneficially owns a substantial majority of the voting power of our securities. Mr. Sivin joined Resurgence in 2004. Prior to joining Resurgence, Mr. Sivin was Senior Vice President and General Counsel of M.D. Sass Investors Services, Inc. and M.D. Sass Associates, Inc. Prior to joining M.D. Sass, Mr. Sivin was an attorney at Sullivan & Cromwell LLP in New York specializing in corporate, securities, real estate and investment management transactions. Mr. Sivin also currently serves as a member of the Board of Directors of First Commercial Credit Corp. and a member of the Liquidating Trust Board of SmarTalk TeleServices, Inc. and its affiliates.

General Nominees
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 3, 2006, as reflected in our stock register, you may vote in the election for the General Nominees. Our Notes do not vote in the election for the General Nominees.
Outstanding Shares
On March 3, 2006, there were 3,501.929 shares of our Preferred Stock (currently convertible into 3,501,929 shares of our Common Stock at the option of the holders) and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote for the General Nominees, we must have a quorum. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
In the election for the General Nominees, our shares of Preferred Stock and Common Stock vote together as a single class. For purposes of class voting, each share of our Common Stock has the right to one vote and each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share of Preferred Stock is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the election of the General Nominees, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for the election of the General Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote for each of the General Nominees and each share of our Preferred Stock has the right to cast 1,000 votes for each of the General Nominees. A General Nominee is elected to our Board if he receives the favorable vote of a plurality of the votes cast by the shares of our Preferred Stock and Common Stock that are entitled to vote and are present at the Annual Meeting, either in person or by proxy. Under this format, abstentions and broker non-votes will not affect the outcome of the election.

     Information about each of the General Nominees is provided below.
     Our Board of Directors recommends that the holders of shares of our Preferred Stock and Common Stock vote FOR the election to our Board of each of the following candidates:

Richard K. Crump Age 59 Director Since December 2001	Mr. Crump has served as our President and Chief Executive Officer since January of 2003. Prior to that time, Mr. Crump served as our Co-Chief Executive Officer from December of 2001 through January of 2003, our Executive Vice President — Operations from May of 2000 through December of 2001, our Vice President — Strategic Planning from December of 1996 through May of 2000, our Vice President — Commercial from October of 1991 through December 1, 1996 and our Director — Commercial from August of 1986 through October of 1991. Prior to joining us, Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 through August of 1986 and Vice President of Materials Management for El Paso Products Company from 1976 through 1983.

Dr. Peter Ting Kai Wu Age 68 Director Since March 2004	Dr. Wu served as Vice Chairman and Chief Executive Officer of Continental Carbon Company, a Houston, Texas based subsidiary of China Synthetic Rubber Corporation, from 1995 until his retirement in 2004, and as the President and Chief Executive Officer of China Synthetic Rubber Corporation, a petrochemicals company based in Taipei, Taiwan, from 1992 until his retirement in 2004. Prior to that time, Dr. Wu served as President and Chief Executive Officer of Grand Pacific Petrochemical Corporation, a Taipei, Taiwan based producer of styrene, polystyrene and ABS plastics, from 1990 through 1992, and as Executive Vice President of USI Far East Corporation, a Taipei, Taiwan based producer of polyethylene, from 1989 through 1990. Dr. Wu was also a Vice President and General Director of Industrial Technology Research Institute — Union Chemical Laboratories, an industrial chemical technology research organization in Hsin Chu, Taiwan, from 1985 through 1989, and held various positions related to polymer research at E.I. du Pont de Nemours & Company in Wilmington, Delaware from 1975 through 1985. The Chinese Institute of Chemical Engineers has awarded Dr. Wu the prestigious Chemical Engineering Medal for his contributions to the development of chemical industries in Taiwan, and Dr. Wu has also been awarded Distinguished Service Medals from both the Chinese Chemical Society and the Polymer Society of Taiwan. In 2005, Dr. Wu was bestowed a “Life-Time Achievement Award” at the 2005 Asia Pacific Carbon Black Conference in Suzhou, China. Dr. Wu currently serves as Chairman Emeritus of Continental Carbon India Limited and as a board member of TSRC Group, a synthetic rubber manufacturer in Taiwan and China, and Taiwan Prosperity Chemical Corp.

Noteholders Nominee
Who May Vote
If you owned any of our Notes on March 3, 2006, as reflected in the register maintained by the Trustee for our Notes, you may vote in the election for the Noteholders Nominee. Our shares of Preferred Stock and our shares of Common Stock do not vote in the election for the Noteholders Nominee.
Quorum
In order to conduct the election for the Noteholders Nominee, we must have a quorum. Under our Certificate of Incorporation, a quorum of the Noteholders will be present if we have at least 33-1/3% in aggregate principal amount of our outstanding Notes represented at the Annual Meeting, either in person or by proxy.
Outstanding Notes
On March 3, 2006, there was $100,579,000 in aggregate principal amount of our Notes outstanding, none of which were owned by us or any of our subsidiaries.
Votes Needed
In the election for the Noteholders Nominee, each holder of our Notes is entitled to one vote for each $1,000 aggregate principal amount of outstanding Notes he or she holds. The Noteholders Nominee is elected to our Board if he receives the favorable vote of a plurality of the votes cast by the holders of Notes who are entitled to vote and are present, either in person or by proxy, at the Annual Meeting. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Information about the Noteholders Nominee is provided below.

John W. Gildea Age 62 Director Since December 2002	Mr. Gildea has been a managing director and principal of Gildea Management Company since 1990. Gildea Management Company and its affiliates have been the investment advisor to The Network Funds, which specializes in distressed company and special situation investments. Mr. Gildea has served on the Board of Directors of a number of restructured or restructuring companies, including Amdura Corporation, American Healthcare Management, Inc., America Service Group Inc., GenTek, Inc., Konover Property Trust, Inc. and UNC Incorporated. Mr. Gildea also serves as a member of the Board of Directors of Universal Aerospace Company, Inc. and Misonix, Inc., for which he serves on the Audit Committee and Compensation Committee, and several United Kingdom based investment trusts.

Director Compensation
     Each of our directors is currently paid an annual retainer of $25,000 for his service as a director, and meeting attendance fees of $2,500 for each Board meeting held in person and $1,250 for each telephonic Board meeting. Our directors that serve on our Board Committees are also paid attendance fees of $1,500 for each Committee meeting held in person and $750 for each telephonic Committee meeting. Our Board members who are also our employees do not receive any retainers or attendance fees, although all of our directors are reimbursed for their travel expenses related to their services as a director. In 2005, we paid the following amounts to each of our directors:

	Retainer	Meeting Fees	Other(1)	Total

Richard K. Crump(2)	$0	$0	$0	$0
John W. Gildea	25,000	28,000	100,183	153,183
Byron J. Haney(3)	25,000	20,500	0	45,500
Marc S. Kirschner(3)	25,000	6,250	0	31,250
Thomas P. Krasner	6,250	6,500	0	12,750
Philip M. Sivin(3)	25,000	8,750	0	33,750
Robert T. Symington(3)	12,500	9,000	0	21,500
Keith R. Whittaker(3)	25,000	20,500	0	45,500
Dr. Peter T.K. Wu	25,000	21,250	25,313	71,563

(1)	Previously, our directors were permitted to defer any or all payments for service as a director, with deferred payments accruing interest at the average quoted rate for a ten-year U.S. Treasury Note. Our Board terminated this deferral option effective as of January 1, 2005, and on January 10, 2005 we paid Mr. Gildea and Dr. Wu these amounts as payment in full of all amounts previously accrued by them under the deferral option.

(2)	Mr. Crump is one of our employees and, consequently, is not paid any compensation for his service as a director.

(3)	All compensation for service as a director earned by Messrs. Haney, Kirschner, Sivin, Symington and Whittaker, who were employees of Resurgence at the time such compensation was earned, was paid to Resurgence pursuant to established policies of Resurgence.
Mr. Schwarzfeld was appointed as a director in March of 2006 and, consequently, did not receive any compensation for service as a director in 2005.
Board Committees
     Our Board of Directors has created various standing committees to help carry out its duties, including an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Environmental, Health and Safety Committee. Generally speaking, our Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each of our Board Committees consults, from time to time, with outside experts concerning the performance of its duties. As part of its duties, our Corporate Governance Committee acts as our nominating committee.
Audit Committee
     Our Audit Committee is currently comprised of two of our non-employee directors, Byron J. Haney (Chairman) and John W. Gildea, and met five times in 2005. Our Audit Committee operates under a written charter adopted by our Board, a current copy of which is attached to this Proxy Statement as Appendix A. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements, and monitors the qualifications, independence and performance of our internal and independent auditors. Our Audit Committee is directly responsible for the appointment, compensation and oversight of our independent external and internal auditors, and approves the audit and audit-related services to be provided by these auditors. In addition, our Audit Committee reviews our Form 10-K and Form 10-Q reports, our practices in preparing published financial statements and our internal and disclosure controls. Upon the recommendation of our Audit Committee, our Board adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K. This Code of Ethics, which applies to our Chief Executive Officer, our Chief Financial Officer, our Controller and anyone performing similar functions on our behalf, is administered by our Audit Committee and provides for the reporting of violations to our Audit Committee on a confidential and anonymous basis.
     Our Board has determined that Mr. Haney is an “audit committee financial expert” within the meaning ascribed to such term under the rules promulgated under the Sarbanes-Oxley Act of 2002, due to his education, training and employment as a certified public accountant, service as a member of the audit committee of other companies and other relevant experience acquired through his work at Resurgence and other companies. As discussed below, Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange, while Mr. Haney may be considered to be not independent under these listing standards due to his employment by Resurgence. During 2005, Keith R. Whittaker also served on our Audit Committee prior to his resignation from our Board. Mr. Whittaker was a non-employee director but could have been considered to be not independent under the New York Stock Exchange listing standards due to his employment at that time by Resurgence.
Compensation Committee
     Our Compensation Committee is currently comprised of two of our non-employee directors, John W. Gildea (Chairman) and Philip M. Sivin, and met twice in 2005. Our Compensation Committee is responsible for discharging the compensation responsibilities of our Board, including establishing remuneration levels for our officers, reviewing significant employee benefit programs and establishing and administering executive compensation programs (including bonus plans, stock option plans and other equity-based programs, deferred compensation plans and other cash or stock incentive programs). In addition, our Compensation Committee establishes the annual fees and meeting fees to be paid to our non-employee directors. As discussed below, Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange, while Mr. Sivin may be considered to be not independent under these listing standards due to his employment by and other relationships to Resurgence. During 2005, Robert T. Symington also served on our Compensation Committee prior to his resignation from our Board. Mr. Symington was a non-employee director but could have been considered to be not independent under the New York Stock Exchange listing standards due to his employment at that time by Resurgence.
Corporate Governance Committee
     Our Corporate Governance Committee is currently comprised of two of our non-employee directors, Dr. Peter T.K. Wu (Chairman) and John W. Gildea, and met four times in 2005. As discussed below, Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange and Dr. Wu may be considered to be not independent under the listing standards of the New York Stock Exchange due to his son-in-law’s previous employment by Resurgence. Our Corporate Governance Committee operates under a written charter adopted by our Board, a current copy of which is posted on our website at www.sterlingchemicals.com, and is also an Exhibit to our Form 10-K. Our Corporate Governance Committee considers all matters related to our corporate governance. In discharging its duties, our Corporate Governance Committee makes recommendations to our Board with respect to changes to our Certificate of Incorporation, Bylaws, committee structure and corporate governance guidelines, reviews all stockholder proposals, considers questions of independence of our Board members and possible conflicts of interest, reviews succession plans relating to positions held by our senior executive officers and reviews our insurance and indemnity arrangements for our directors and officers. In addition, our Corporate Governance Committee considers, recommends and recruits candidates to fill new or vacant positions on our Board and conducts inquiries into the backgrounds and qualifications of possible candidates for positions on our Board (unless any person or entity has the power to designate the individual to fill such position under our Certificate of Incorporation, any contract to which we are a party or the terms of any series of our preferred stock). Our Corporate Governance Committee also provides oversight with respect to the establishment of and adherence to corporate compliance programs, codes of conduct and other policies and procedures concerning our business and our compliance with all relevant laws.
Environmental, Health and Safety Committee
     Our Environmental, Health and Safety Committee is currently comprised of two of our directors, Richard K. Crump (Chairman) and Dr. Peter T.K. Wu, and met once in 2005. Our Environmental, Health and Safety Committee establishes policies, practices and procedures for employee safety and health, environmental protection and product safety to ensure that our operations are conducted in compliance with environmental laws, rules, regulations, permits and licenses. Our Environmental, Health and Safety Committee also conducts ongoing environmental planning activities and makes recommendations to our Board concerning the selection of external environmental auditors, including their compensation and the proposed terms of their engagement.
Independence
     Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange. Each of Messrs. Haney, Schwarzfeld and Sivin are employed by Resurgence, which has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. As a result of this beneficial ownership, Resurgence is considered to be our affiliate under Securities and Exchange Commission guidelines and, consequently, Messrs. Haney, Schwarzfeld and Sivin may be considered to be not independent under the listing standards of the New York Stock Exchange due to their employment by Resurgence. Mr. Sivin is also the son-in-law of Martin Sass, the Chief Executive Officer of Resurgence and of M.D. Sass Investors Services, Inc., the owner of Resurgence. Dr. Wu may be considered to be not independent under the listing standards of the New York Stock Exchange because his son-in-law was employed by Resurgence until March 31, 2004. Mr. Crump is our Chief Executive Officer and, consequently, is considered to be not independent under the listing standards of the New York Stock Exchange.
Governance Principles
     Acting on the recommendation of our Corporate Governance Committee, our Board of Directors adopted formal Governance Principles in August of 2005, a copy of which are attached to this Proxy Statement as Appendix B. Our Governance Principles contain policies and guidelines related to:
•	the respective roles and functions of our Board and management;

•	the size of our Board, our Board Committees and criteria for membership;

•	compensation paid to our Directors;

•	executive sessions of independent directors;

•	self-evaluations by our Board and our Board Committees;

•	ethics and conflicts of interest;

•	annual compensation reviews of our Senior Executive Officers;

•	access to management and independent advisors; and

•	Director orientation and education.

Ratification of Appointment of Independent Registered Public Accounting Firm
(Item 2 on the Proxy Card)
     Our Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for Fiscal 2006. We are asking that our stockholders ratify that appointment. Deloitte & Touche has been our independent accounting firm for our last nine fiscal years and we believe that they are well qualified. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting to answer appropriate questions and to make a statement, if they desire to do so.
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 3, 2006, as reflected in our stock register, you may vote at the Annual Meeting on the ratification and approval of the appointment of Deloitte & Touche as our independent registered public accounting firm for Fiscal 2006 (the “Deloitte Appointment”). Our Notes do not vote on the Deloitte Appointment.
Outstanding Shares
On March 3, 2006, there were 3,501.929 shares of our Preferred Stock (currently convertible into 3,501,929 shares of our Common Stock at the option of the holders) and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on the Deloitte Appointment, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at the Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on the Deloitte Appointment. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on the Deloitte Appointment, which means that each share of our Preferred Stock that is represented at the Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at the Annual Meeting for purposes of determining whether a quorum is present for the vote on the Deloitte Appointment.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at the Annual Meeting are counted as being present for purposes of determining a quorum for the vote on the Deloitte Appointment, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on the Deloitte Appointment and each share of our Preferred Stock has the right to cast 1,000 votes on the Deloitte Appointment. Ratification and approval of the Deloitte Appointment requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote on the matter and are present at the Annual Meeting, in person or by proxy. As a result, an abstention from voting on the Deloitte Appointment will have the same effect as a vote against the Deloitte Appointment. However, broker non-votes are considered not to be present for voting on the Deloitte Appointment and, consequently, do not count as votes for or against the Deloitte Appointment and are not considered in calculating the number of votes necessary for approval.

Our Audit Committee has furnished the following report for inclusion in this Proxy Statement.

Roles in Financial Reporting
     The management of Sterling Chemicals, Inc. (“Sterling”) is responsible for Sterling’s internal controls and the financial reporting process. The independent registered public accounting firm hired by Sterling is responsible for performing an independent audit of Sterling’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting standards generally accepted in the United States of America. The Committee monitors and oversees these processes and reports to Sterling’s Board of Directors with respect to its findings.
Fiscal 2005 Financial Statements
     In order to fulfill our monitoring and oversight duties, we reviewed the audited financial statements included in Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and we met and held discussions with Sterling’s management and Deloitte & Touche LLP (“Deloitte & Touche”), Sterling’s independent registered public accounting firm, with respect to those financial statements. Management represented to us that all of these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We also discussed with Deloitte & Touche the matters required to be discussed by standards of the Public Company Accounting Oversight Board (United States) and Rule 2-07 of SEC Regulation S-X. Finally, we reviewed the written disclosures and the letter provided to us by Deloitte & Touche, as required by Independence Standards Board Standard No. 1, and we discussed with Deloitte & Touche its own independence. Based upon our discussions with management and Deloitte & Touche, and our review of Deloitte & Touche’s report and the representations of management, we recommended to Sterling’s Board of Directors that the audited financial statements for the year ended December 31, 2005 be included in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
Incorporation by Reference
     No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of such Acts.

Respectfully submitted, The Audit Committee of the Board of Directors Byron J. Haney (Chairman) John W. Gildea

Audit Fees, Audit Related Fees, Tax Fees and Other Fees
     Deloitte & Touche has served as our independent public accountants for over nine years. We paid Deloitte & Touche the following fees for the years ended December 31, 2005 and December 31, 2004, respectively:

	2005	2004
Audit Fees	$395,000	$377,000
Audit Related Fees	32,000	32,000
Tax Fees	105,000	154,000
All Other Fees	0	0

Total	$507,000	$563,000
Audit Fees were paid for professional services consisting of the audit of the financial statements included in our Annual Report on Form 10-K and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Audit Related Fees during 2005 were paid primarily for audit services related to a potential acquisition and consultation services in connection with compliance with Section 404 of the Sarbanes-Oxley Act. Audit Related Fees during 2004 were paid primarily for consultation services in connection with compliance with Section 404 of the Sarbanes-Oxley Act. Tax Fees were paid for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, licensing of tax return software, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.
     Our Audit Committee has considered whether the provision to us of non-audit services by Deloitte & Touche is compatible with maintaining the independence of Deloitte & Touche, and concluded that the independence of Deloitte & Touche is not compromised by the provision of such services. In addition, our Audit Committee requires pre-approval of all audit and non-audit services provided by Deloitte & Touche and pre-approved all of the services included in the table above. Our Audit Committee has not adopted any additional pre-approval policies and procedures but, consistent with its charter, our Audit Committee may delegate to one or more of its members the authority to pre-approve audit and non-audit services as permitted by law, provided that such pre-approval is submitted for ratification by the full Audit Committee at its next scheduled meeting.
Our Board of Directors recommends that you vote FOR this proposal.
*     *     *     *
Additional Proposals
     Our Board of Directors does not intend to bring any other matters before the Annual Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others. The accompanying proxy confers discretionary authority upon the persons named therein to vote your shares of Preferred Stock and Common Stock in accordance with their best judgment on any other matter that may be properly brought before the Annual Meeting.

Executive Officers Of The Company
     Personal information with respect to each of our executive officers is set forth below.

Richard K. Crump Age 59	Mr. Crump has served as our President and Chief Executive Officer since January of 2003. Prior to that time, Mr. Crump served as our Co-Chief Executive Officer from December of 2001 through January of 2003, our Executive Vice President — Operations from May of 2000 through December of 2001, our Vice President — Strategic Planning from December of 1996 through May of 2000, our Vice President — Commercial from October of 1991 through December 1, 1996 and our Director — Commercial from August of 1986 through October of 1991. Prior to joining us, Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 through August of 1986 and Vice President of Materials Management for El Paso Products Company from 1976 through 1983.

Paul G. Vanderhoven Age 52	Mr. Vanderhoven has been our Chief Financial Officer since March of 2001 and our Senior Vice President — Finance since January of 2003. Prior to that time, Mr. Vanderhoven served as our Vice President — Finance since October of 2000. Prior to becoming our Chief Financial Officer, Mr. Vanderhoven served as our Corporate Controller from October of 1989 through March of 2001, and our Manager Finance from August of 1986 through October of 1989. Before joining us, Mr. Vanderhoven held various positions with Monsanto Company from 1977 through August of 1986.

Kenneth M. Hale Age 43	Mr. Hale has been our General Counsel since January of 2001 and our Senior Vice President and Corporate Secretary since January of 2003. On January 1, 2005, Mr. Hale also became the head of our Human Resources & Administration Department. Prior to becoming one of Senior Vice Presidents, Mr. Hale served as one of our Vice Presidents from October of 2002 through January of 2003. Prior to becoming General Counsel, Mr. Hale served as our Senior Counsel from July of 2000 through January of 2001, and as Assistant General Counsel from December of 1997 through July of 2000. Prior to joining us, Mr. Hale was an associate attorney at the law firm of Andrews & Kurth L.L.P. from January 1994 until December of 1997, and at the law firm of Honigman Miller Schwartz and Cohn from May of 1990 until December of 1993, where he specialized in mergers and acquisitions, finance, securities and general corporate matters.

Paul C. Rostek Age 49	Mr. Rostek has been our Senior Vice President-Commercial since August of 2004. Prior to attaining this position, Mr. Rostek was our Vice President-Nitriles, with responsibility for our acrylonitrile, sodium cyanide, tertiary butylamine, disodium iminodiacetic acid, and acetonitrile products and then served as our Vice President-Corporate Alliance & New Ventures. Mr. Rostek joined us when we acquired our previous pulp chemicals business from Tenneco Inc. in August 1992 and initially served as our Vice President ERCO System Group based out of Toronto Canada from August of 1992 through November of 1996.

Walter B. Treybig Age 49	Mr. Treybig joined us in 1993 and has been our Senior Vice President — Manufacturing since January of 2003. Prior to that time, Mr. Treybig served as our Plant Manager since 1998 and our Manager of Environmental, Health and Safety. Before joining us, Mr. Treybig held various positions at PPG Industries, Inc., Cain Chemical Inc., Occidental Chemical Corporation and Ausimont USA Incorporated. Mr. Treybig also serves as a Director of the Galveston County Health District.

John R. Beaver Age 44	Mr. Beaver has been our Corporate Controller since March of 2001 and one of our Vice Presidents since January of 2003. Prior to joining us, Mr. Beaver was Vice President and Corporate Controller for Pioneer Companies, Inc. from 1997 until March of 2001 and Corporate Controller for Borden Chemicals and Plastics Limited Partnership from 1995 though 1996. Mr. Beaver held several financial management positions with us from 1987 through 1995 and with Monsanto Company from 1981 through 1987.

Bruce E. Moore Age 40	Mr. Moore has been our Treasurer since January of 2003. Prior to becoming our Treasurer, Mr. Moore served as our Director of Treasury Operations from May of 2001 through January of 2003 and our Petrochemicals Division Controller from November of 1998 through May of 2001. Prior to that time, Mr. Moore served in a variety of financial positions since joining us in December of 1989, including positions in internal audit, tax and financial reporting. Prior to joining us, Mr. Moore held various positions in the audit and tax departments of KPMG LLP.
Compensation Committee Report On Executive Compensation
     Our executive compensation program is administered by the Compensation Committee of our Board of Directors. This Committee, which is comprised of two of our non-employee directors, is responsible for discharging the compensation responsibilities of our Board. Our Compensation Committee reviews general compensation issues and determines the compensation of all of our senior executives and other key employees, and recommends and administers our employee benefit plans that provide benefits to our senior executives. Our Compensation Committee has furnished the following report on executive compensation for inclusion in this Proxy Statement.

Compensation Philosophy and Objectives
The senior executive compensation program for Sterling Chemicals, Inc. (“Sterling”) is designed to motivate, reward and retain the management talent needed to achieve its business goals and maintain a leadership position in the petrochemicals industry. Under this program, a significant portion of the potential compensation of Sterling’s senior executives is dependent on Sterling’s financial performance and increased stockholder value. This program offers Sterling’s senior executives salary levels and compensation incentives designed to:

•	attract, motivate and retain talented and productive executives;

•	recognize individual performance and Sterling’s performance relative to the performance of other companies of comparable size, complexity and quality; and

•	support Sterling’s short-term and long-term goals.
We believe that this approach ensures an appropriate link between the compensation of Sterling’s senior executives and the accomplishment of Sterling’s goals and its stockholders’ objectives.
     We use a number of sources to determine whether the compensation program provided to Sterling’s senior executives is competitive. Our primary method of determining competitiveness involves obtaining compensation review data from independent compensation consultants, which we use to compare our compensation program to those offered by a group of chemical manufacturers. We also compare our compensation program to those offered by a select group of non-chemical companies that we feel are comparable in size and performance. We do not compare our compensation program against those offered by each of the companies included in the S&P Chemicals Index used in the Performance Graph contained in the Proxy Statement in which this report is included because we do not consider many of those companies to be competitors of Sterling, either in the market or for executive talent.
Total Compensation
     The three major components of Sterling’s senior executive compensation program are base salary, annual incentive compensation and stock-based compensation. Our goal is to set base salaries for Sterling’s senior executives at competitive rates, and also provide annual compensation opportunities linked to both Sterling’s and the individual’s performance and stock-based compensation opportunities linked to Sterling’s overall financial performance. We believe that focusing executive compensation on variable incentive pay will help Sterling meet its performance goals and enhance stockholder value in the long term.
Base Salaries
     Our strategy is to reduce the emphasis on fixed compensation for Sterling’s senior executives by positioning their base salaries at industry levels. Initially, these base salaries are set at levels intended to reflect the individual’s experience, level of responsibility, job classification and competence. Under our strategy, dramatic changes in base salary are not generally made unless required to adjust for market movements, promotions or significant changes in responsibility or individual performance. Sterling’s Board of Directors provides final approval of the base salary of all of Sterling’s senior executive officers, including the Chief Executive Officer (except that Sterling’s Chief Executive Officer, who also serves on Sterling’s Board of Directors, does not participate in decisions with respect to his own compensation).
Annual Incentive Compensation
     Sterling’s senior executives and other qualified employees can earn additional cash compensation under Sterling’s Bonus Plan. The additional compensation available under this plan is intended to reward the achievement of annual corporate financial goals. Generally, no additional compensation is available under the Bonus Plan unless Sterling’s financial performance meets a threshold level established by Sterling’s Board of Directors. The amount of additional compensation available under Sterling’s Bonus Plan is based on threshold levels, formulae set for the individual’s job classification (with individuals having greater management responsibility having the opportunity to earn larger percentages) and on individual performance. We administer Sterling’s Bonus Plan and recommend the total amount of annual compensation to Sterling’s Board of Directors. Sterling’s Board of Directors approves the aggregate amount of incentive compensation awards to all participants and the individual awards (except that Sterling’s Chief Executive Officer, who also serves on Sterling’s Board of Directors, does not participate in decisions with respect to his own awards). In evaluating an individual’s performance, we rely on the members of Sterling’s senior management. No awards were made under Sterling’s Bonus Plan in 2005 or 2006. However, in March of 2005, Sterling’s Board of Directors authorized the payment of a discretionary bonus to all of Sterling’s personnel in recognition of the significant efforts of management and other employees in achieving substantial cost reductions over the course of the year, and to address issues surrounding competitive pay practices and our need to attract, retain and reward executive talent. In addition, on February 24, 2006, we authorized the payment of discretionary bonuses to all of Sterling’s personnel to reward them for attaining Sterling’s goal of at reducing fixed costs by at least $20 million during 2005. In evaluating the amounts of bonuses paid for each year, we and our Board of Directors considered the scope of responsibilities of each employee and evaluated each executive’s leadership by considering a variety of factors, including, among others, the development of effective cost reduction strategies, the achievement of results and the maintenance of environmental, health and safety performance.
     On January 27, 2006, we amended Sterling’s Bonus Plan to allow each of Sterling’s salaried employees the ability to earn a bonus based on their individual performance, irrespective of the amount of EBITDA Sterling earns during the year. However, if a bonus is paid under the EBITDA-based portion of our Bonus Plan, no additional bonus is paid under the new provision of the Plan. In addition, Sterling’s Chief Executive Officer and four Senior Vice Presidents are excluded from this portion of Sterling’s Bonus Plan. Whether a bonus will be paid to Sterling’s Chief Executive Officer or any of Sterling’s Senior Vice Presidents in any year when Sterling does not attain the minimum level of EBITDA required for a payment under the EBITDA-based portion of Sterling’s Bonus Plan, and if so, the amount to be paid, will be determined by us on an annual basis based upon our review of their individual performance during the year in question.
Stock-Based Compensation
     Sterling is permitted to grant incentive stock options, n on-qualified stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards to its senior executives and key employees under its 2002 Stock Plan. We or the full Board of Directors determine the terms and amounts of awards to be granted to individuals under the 2002 Stock Plan based upon a variety of factors, including:
•	level of responsibility and job classification;

•	job performance;

•	present and potential contributions to Sterling’s long term success; and

•	the extent that the base salary of the individual is below industry levels based on the compensation survey described above.
The primary purpose of stock-based compensation is to provide Sterling’s senior executives and key employees with incentives to concentrate on Sterling’s performance over the long term. We believe that stock-based compensation is an appropriate and effective method for aligning the interests of Sterling’s senior executives and key employees with Sterling’s long-term goal of maximizing stockholder value because the employees will not receive any benefit from this compensation unless the stock price rises.

     Sterling’s 2002 Stock Plan permits us or the Board of Directors to specify the number of shares covered by awards and the vesting schedule. Generally, a three-year vesting schedule has been imposed for all awards in order to provide an incentive to create stockholder value over time, since the full benefit of the awards cannot be realized unless there is appreciation in stock value over a number of years. However, options granted under the 2002 Stock Plan become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement, and may become fully exercisable in the event of a “change of control.” No option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. All options are granted with an exercise price at or above the fair market value of a share of Sterling’s common stock on the date of grant.
     During 2004, the Board of Directors awarded non-qualified stock options to acquire an aggregate of 27,500 shares of Sterling’s common stock under the 2002 Stock Plan and, during 2003, the Board of Directors awarded non-qualified stock options to acquire an aggregate of 326,000 shares of Sterling’s common stock under the 2002 Stock Plan. There have been no other awards under the 2002 Stock Plan.
Compensation to the Chief Executive Officer
     Annual Compensation. Richard K. Crump has been Sterling’s President and Chief Executive Officer since January 20, 2003 and served as Sterling’s Co-Chief Executive Officer from December of 2001 through January 20, 2003. We used the same executive compensation practices described above to determine the compensation paid to Mr. Crump in 2005, and we believe that his 2005 base salary of $378,500 was at the mid-point of salaries paid to similar individuals in the competitive market. Over the last three years, the amounts paid to Mr. Crump for his service as Sterling’s President and Chief Executive Officer included:

	2005	2004	2003
Base Salary	$378,500	$370,000	$360,000
Bonus	126,140	0	0
401(k) Matching Funds	12,600	7,175	7,000
Supplemental Pay Plan	0	0	41,250
Group Life(1)	4,615	4,509	4,354
Executive Life Insurance(2)	7,078	7,078	7,630
Clubs and Associations	585	1,689	1,689
Executive Parking(3)	684	779	1,381

TOTAL	$530,202	$391,230	$423,304

(1)	Value of group life insurance provided by Sterling in excess of $50,000.

(2)	Premiums for executive life insurance paid by Sterling.

(3)	Value of parking paid by Sterling in excess of Internal Revenue Service limitations.
In addition, in 2003, Mr. Crump received an award under Sterling’s 2002 Stock Plan of options to purchase 120,000 shares of Sterling’s common stock at an exercise price of $31.60 per share, all of which are currently vested. On December 31, 2005, the last reported trade of Sterling’s common stock was at $12.50 per share. Mr. Crump has not received any of other awards under Sterling’s 2002 Stock Plan.
     Effective March 1, 2006, Mr. Crump’s base salary was increased to $390,000. In addition, in 2006, Mr. Crump will have the opportunity to earn a bonus under Sterling’s Bonus Plan of up to $195,000 if Sterling’s EBITDA for 2006 is $35 million, a bonus of up to $390,000 if Sterling’s EBITDA is $70 million and a bonus of up to $780,000 if Sterling’s EBITDA is at least $140 million. If Sterling’s EBITDA is in between any of these stated amounts, the upper limit of Mr. Crump’s potential bonus will be pro-rated between the two maximum bonus amounts on a straight-line basis. If a bonus is paid to Mr. Crump in 2006, his bonus will be calculated by adding 50% of the maximum bonus payable based on Sterling’s actual EBITDA, and an additional amount between 0% and 50% of such maximum bonus to be determined by us based on our assessment of Mr. Crump’s performance in 2006.
     Payments Upon Separation of Service . Under Sterling’s Key Employee Protection Plan, if Mr. Crump terminates his employment with Sterling for “Good Reason” or is terminated by Sterling for any reason other than “Misconduct” or “Disability”, Mr. Crump will receive a lump sum payment of $2,145,000 if a specified change of control occurred within 180 days prior to his date of termination or occurs within two years after his date of termination, or $1,072,500 if no change of control occurs during that period. If Mr. Crump terminates his employment with Sterling without “Good Reason” or is terminated by Sterling for “Misconduct” or “Disability”, Mr. Crump would not receive any payments under Sterling’s Key Employee Protection Plan. In addition, Mr. Crump would be entitled to receive any accrued but unpaid compensation, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of Sterling’s benefit plans (other than qualified plans). Also, for a period of 24 months (including 18 months of COBRA coverage), Mr. Crump would continue to be covered by all of Sterling’s life, health care, medical and dental insurance plans and programs (other than disability), as long as Mr. Crump makes a timely COBRA election and pays the regular employee premiums required under Sterling’s plans and programs and by COBRA. If any payment or distribution to Mr. Crump under Sterling’s Key Employee Protection Plan is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code, Mr. Crump will also be entitled to receive a gross-up payment from Sterling in an amount such that, after payment by Mr. Crump of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the excise tax imposed under Section 4999 of the Internal Revenue Code. This gross-up payment to Mr. Crump may not, however, exceed $195,000.
     Payments After Retirement. As of December 31, 2005, Mr. Crump had 19 years of credited service under Sterling’s Salaried Employees’ Pension Plan, Pension Benefit Equalization Plan and Supplemental Employee Retirement Plan. On January 1, 2005, Sterling froze accruals under each of these Plans, essentially fixing the annual amounts paid to participants under these Plans at the amount that would have been paid if the participant retired on December 31, 2004 at the age of 65. Upon Mr. Crump’s retirement, the total amount that will be paid to him each year under these Plans is $103,145, with $56,417 of that amount being paid under the Salaried Employees’ Pension Plan and the balance being paid under the Pension Benefit Equalization Plan and Supplemental Employee Retirement Plan.
Tax Treatment
     We consider the anticipated tax treatment of our executive compensation program when setting levels and types of compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to a company’s chief executive officer or any of its other four most highly compensated executive officers in excess of $1 million in any year, with certain performance-based compensation being specifically exempt from this deduction limit. In 2005, none of Sterling’s employees subject to this limit received compensation in excess of $1 million. Consequently, we believe that the requirements of Section 162(m) will not affect the tax deductions available to Sterling in connection with its executive compensation for 2005.

Incorporation by Reference
     No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of such Acts.

Respectfully submitted, The Compensation Committee of the Board of Directors John W. Gildea (Chairman) Philip M. Sivin

Executive Compensation And Other Information
Summary Compensation Table
     The following table shows certain information regarding the compensation we paid each individual who served as our Chief Executive Officer or acted in a similar capacity during 2005 and our other four most highly compensated executive officers during 2005 (collectively, our “Named Executive Officers”) for fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003, respectively.

				Long-Term
		Annual		Compensation
		Compensation		Awards
				Securities	All Other
NAME AND	Fiscal			Underlying	Compensation
PRINCIPAL POSITION	Year	Salary(1)	Bonus(2)	Options (#)	(3)

Richard K. Crump(4)	2005	$378,500	$126,140	0	$25,562
President and Chief	2004	370,000	0	0	21,230
Executive Officer	2003	401,250	0	120,000	22,054

Paul G. Vanderhoven(5)	2005	244,417	50,256	0	15,662
Senior VP — Finance and	2004	235,250	0	0	11,399
Chief Financial Officer	2003	247,500	0	33,000	11,732

Kenneth M. Hale(6)	2005	209,583	38,250	0	14,440
Senior VP, General	2004	195,208	0	0	9,529
Counsel and Secretary	2003	206,167	0	27,500	9,280
					`

Paul C. Rostek(7)	2005	200,458	32,980	0	14,087
Senior VP — Commercial	2004	184,000	0	27,500	7,903
	2003	210,600	0	0	6,783

Walter B. Treybig(8)	2005	185,250	30,430	0	15,354
Senior VP — Manufacturing	2004	177,167	0	0	52,019
	2003	180,733	0	25,000	21,745

(1)	Includes amounts deferred under our 401(k) Savings and Investment Plan. Also includes the following amounts paid in 2003 under our former Supplemental Pay Plan, which was terminated in 2003:

Richard K. Crump	$41,250
Paul G. Vanderhoven	$20,000
Kenneth M. Hale	$17,500
Paul C. Rostek	$33,600
Walter B. Treybig	$14,900

(2)	No amounts were paid under our Bonus Plan in any of the reporting periods. In 2005, our Board, after considering various matters, authorized the payment of a discretionary bonus to all of our personnel.

(3)	Includes (i) values of group life insurance provided by us in excess of $50,000, (ii) premiums for executive life insurance paid by us, (iii) matching contributions paid by us under our 401(k) Savings and Investment Plan and (iv) values of parking paid by us in excess of Internal Revenue Service limitations, as follows:

	Fiscal		Clubs and	401(k) Matching	Executive
	Year	Group Life	Associations	Contributions	Parking

Richard K. Crump	2005	$4,615	$585	$12,600	$684
	2004	4,509	1,689	7,175	779
	2003	4,354	1,689	7,000	1,381

Paul G. Vanderhoven	2005	1,543	835	12,600	684
	2004	1,481	1,964	7,175	779
	2003	1,427	1,964	7,000	1,341

Kenneth M. Hale	2005	565	1,340	12,535	0
	2004	524	2,173	6,832	0
	2003	504	2,173	6,603	0

Paul C. Rostek	2005	809	585	12,008	685
	2004	723	568	6,352	260
	2003	693	0	6,090	0

Walter B. Treybig	2005	741	500	11,096	0
	2004	703	115	6,201	0
	2003	651	190	5,804	0

Mr. Crump’s “All Other Compensation” includes executive life insurance premiums paid by us of $7,078 in 2005, $7,078 in 2004 and $7,630 in 2003. Mr. Treybig’s “All Other Compensation” includes $3,017 paid in 2005 for travel expenses related to obtaining his Masters in Business Administration Degree, $45,000 paid directly to Tulane University in 2004 towards tuition for that degree and $15,100 paid directly to Tulane University towards tuition for that degree and an application fee.

(4)	Mr. Crump was promoted to our President and Chief Executive Officer on January 20, 2003. Prior to that time, Mr. Crump served as our Co-Chief Executive Officer from December 18, 2001 through January 20, 2003 and our Executive Vice President — Operations from May of 2000 through December 18, 2001. Consequently, Mr. Crump’s compensation for 2003 reflects compensation paid to him in his capacity as our President and Chief Executive Officer for approximately 11-1/2 months and compensation paid to him in his capacity as our Co-Chief Executive Officer for approximately half a month.

(5)	Mr. Vanderhoven was promoted to our Senior Vice President — Finance and Chief Financial Officer on January 20, 2003. Prior to that time, Mr. Vanderhoven served as our Vice President — Finance and Chief Financial Officer from March 21, 2001 through January 20, 2003. Consequently, Mr. Vanderhoven’s compensation for 2003 reflects compensation paid to him in his capacity as our Senior Vice President — Finance and Chief Financial Officer for approximately 11-1/2 months and compensation paid to him in his capacity as our Vice President — Finance and Chief Financial Officer for approximately half a month.

(6)	Mr. Hale was promoted to our Senior Vice President, General Counsel and Secretary on January 20, 2003 and was promoted to the Head of our Human Resources & Administration Department on January 1, 2005. Prior to January 20, 2003, Mr. Hale served as our Vice President, General Counsel and Assistant Secretary. Consequently, (i) Mr. Hale’s compensation for 2004 reflects compensation paid to him in his capacity as our Senior Vice President, General Counsel and Secretary and (ii) Mr. Hale’s compensation for 2003 reflects compensation paid to him in his capacity as our Senior Vice President, General Counsel and Secretary for approximately 11-1/2 months and compensation paid to him in his capacity as our Vice President, General Counsel and Assistant Secretary for approximately half a month.

(7)	Mr. Rostek was promoted to our Senior Vice President — Commercial on August 9, 2004. Prior to that, Mr. Rostek served as our Vice President — Corporate Alliances & New Ventures from March of 2003 through August of 2004 and our Vice President — Nitriles from June of 1998 through March of 2003. Consequently, (i) Mr. Rostek’s compensation for 2004 reflects compensation paid to him in his capacity as our Senior Vice President — Commercial for approximately five months and compensation paid to him in his capacity as our Vice President — Corporate Alliances & New Ventures for approximately seven months and (ii) Mr. Rostek’s compensation for 2003 reflects compensation paid to him in his capacity as our Vice President — Corporate

Alliances & New Ventures for approximately ten months and compensation paid to him in his capacity as our Vice President — Nitriles for approximately two months.

(8)	Mr. Treybig was promoted to our Senior Vice President — Manufacturing on January 20, 2003. Prior to that time, Mr. Treybig served as our Plant Manager. Consequently, Mr. Treybig’s compensation for 2003 reflects compensation paid to him in his capacity as our Senior Vice President — Manufacturing for approximately 11-1/2 months and compensation paid to him in his capacity as our Plant Manager for approximately half a month.
Equity Compensation Plan Information
     Under our 2002 Stock Plan, officers, key employees and consultants, as designated by our Board of Directors or Compensation Committee, may be issued stock options, stock awards, stock appreciation rights or stock units. Our 2002 Stock Plan is administered by our Board of Directors, in consultation with our Compensation Committee, and may be amended or modified from time to time by our Board of Directors in accordance with its terms. Our Board of Directors or Compensation Committee determines the exercise price of stock options, any applicable vesting provisions and other terms and provisions of each grant in accordance with the 2002 Stock Plan. Options granted under the 2002 Stock Plan become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement, and may become fully exercisable in the event of a “change of control.” No option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. We have reserved 363,914 shares of our Common Stock for issuance under the 2002 Stock Plan (subject to adjustment). On February 11, 2003, we granted certain of our officers and key employees options to purchase 326,000 shares of our Common Stock under the 2002 Stock Plan at an exercise price of $31.60 per share, 15,833 of which have been exercised and 59,167 of which have lapsed or expired without being exercised. On November 5, 2004, we granted one of our officers options to purchase 27,500 shares of our Common Stock under the 2002 Stock Plan at an exercise price of $31.60 per share. We have not made any other awards under the 2002 Stock Plan.
     The following table provides information regarding securities authorized for issuance under our 2002 Stock Plan as of December 31, 2005:
Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to		equity compensation
	be issued upon exercise	Weighted-average exercise	plans (excluding
	of outstanding options,	price of outstanding	securities
Plan Category	warrants and rights	options, warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	278,500	$31.60	85,414

Equity compensation plans not approved by security holders	—	—	—

Total	278,500	$31.60	85,414

(1)	Our 2002 Stock Plan was authorized and established under our confirmed Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code (the “Plan of Reorganization”), which became effective on December 19, 2002. The Plan of Reorganization provides that, without any further act or authorization, confirmation of the Plan of Reorganization and entry of the confirmation order is deemed to satisfy all applicable federal and state law requirements and all listing standards of any securities exchange for approval by the board of directors or the stockholders of the 2002 Stock Plan. No additional stockholder approval of the 2002 Stock Plan has been obtained.

Option Grants in Last Fiscal Year
     Awards under our 2002 Stock Plan are made at the discretion of our Compensation Committee and our Board in accordance with the provisions of our 2002 Stock Plan and our Compensation Committee’s compensation policies, which are discussed in the Compensation Committee Report on Executive Compensation appearing in this Proxy Statement. No stock options were granted under our 2002 Stock Plan in 2005.
Aggregated Fiscal Year-End Option Values
     The following table provides information on the value of unexercised stock options, as of December 31, 2005 held by each of our Named Executive Officers. There were no exercises of options or stock appreciation rights during fiscal 2005 by any of our Named Executive Officers, and none of our Named Executive Officers held any stock appreciation rights at December 31, 2005.

	Number of Securities		Value of Unexercised
	Underlying Unexercised Options		In-The-Money Options
	at December 31, 2005		at December 31, 2005(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard K. Crump	80,000	40,000	$0	$0
Paul G. Vanderhoven	22,000	11,000	0	0
Kenneth M. Hale	18,333	9,167	0	0
Paul C. Rostek	9,167	18,333	0	0
Walter B. Treybig	16,667	8,333	0	0

(1)	The “value” of unexercised options is based on the amount, if any, by which the market price of a share of our Common Stock on the relevant date exceeds the exercise price of the option. The actual gain, if any, that one of our Named Executive Officers realizes from the exercise of options will depend on the market price of a share of our Common Stock at the time of exercise. An “In-The-Money” option is an option for which the exercise price is lower than the market price of a share of our Common Stock on the relevant date. On December 31, 2005, the last reported trade of our common stock was at $12.50 per share.
Bonus Plan
     We maintain a Bonus Plan that pays additional compensation to each of our salaried employees in years in which we attain a minimum level of EBITDA. Under our Bonus Plan, the amount paid to each of our salaried employees is based on our EBITDA and the employee’s “Bonus Target” (which is a percentage of his or her base salary), with 50% of that amount being subject to adjustment based on the employee’s performance during the year. We must, however, attain a minimum level of EBITDA for any bonus to be paid under our Bonus Plan. If we attain that level (currently $35 million of EBITDA), each of our salaried employees is entitled to a bonus of up to 1/2 of their Bonus Target. If we attain our “target” level of EBITDA (currently $70 million of EBITDA), each of our salaried employees is entitled to a bonus of up to their Bonus Target. Finally, if we attain $140 million of EBITDA, each of our salaried employees is entitled to a bonus of up to twice their Bonus Target. If our EBITDA is between any of these specified levels, the maximum payment under the Bonus Plan for each salaried employee is pro-rated between the two levels on a straight-line basis. For example, if we attained $52.5 million in

EBITDA in a given year, each of our salaried employees would be entitled to a bonus of up to 3/4 of their Bonus Target. If a bonus is earned under our Bonus Plan in any year, the bonus is paid after the audit of our financial statements for that year has been completed. Generally, an employee must still be employed at the time the bonus is paid in order to receive his or her bonus. As of December 31, 2005, the Bonus Targets for our Named Executive Officers were:

Richard K. Crump	100%
Paul G. Vanderhoven	50%
Kenneth M. Hale	40%
Paul C. Rostek	40%
Walter B. Treybig	40%
On January 27, 2006, our Compensation Committee amended our Bonus Plan in a manner that allows each of our salaried employees the ability to earn up to a 1/2X bonus based on their individual performance, irrespective of the amount of EBITDA we earn during the year. However, if a bonus is paid under the EBITDA-based portion of our Bonus Plan, no additional bonus is paid under the new provision of the Plan. In addition, each of our Named Executive Officers is excluded from this portion of our Bonus Plan. Whether a bonus will be paid to any of our Named Executive Officers in any year when we do not attain the minimum level of EBITDA required for a payment under the EBITDA-based portion of our bonus plan, and if so, the amount to be paid, will be determined on an annual basis by our Compensation Committee.
Pension Plans

Salaried Employees’ Pension Plan	Effective January 1, 2005, we amended our defined benefit Salaried Employees’ Pension Plan to cease benefit accruals for all participants. Most of our salaried employees, including each of our Named Executive Officers, participate in this Plan. Under the amendments, the “Credited Service” we use in the calculation of an employee’s pension was frozen at the number of years of Credited Service such employee had earned as of January 1, 2005, and the “Average Earnings” we use in the calculation of an employee’s pension was frozen at the average earnings of such employee calculated as of January 1, 2005. Generally, an employee’s “Average Earnings” will be either the average compensation received by the employee during the three years in which the employee was paid the most in the five years immediately preceding January 1, 2005 or the average compensation received by the employee during the last 36 months immediately preceding January 1, 2005, whichever is larger, excluding amounts received under our Profit Sharing and Bonus Plans. The “Vesting Service” we use to determine eligibility for benefits and to calculate the amount of any early retirement penalty was not frozen and continues to accrue at the same rate and manner as it did prior to the amendment. Due to certain limitations imposed under the Internal Revenue Code as of the time we ceased benefit accruals under our Salaried Employees’ Pension Plan, benefits payable to an employee under this Plan are effectively limited in amount to those benefits that would be payable to an employee having Average Earnings of $210,000.

Pension Benefit Equalization Plan	Effective January 1, 2005, we amended our Pension Benefit Equalization Plan to cease benefit accruals for all participants. Each of our salaried employees who is eligible to participate in our Pension Plan is also eligible to participate in our Pension Benefit Equalization Plan. Our Equalization Plan pays additional benefits to employees whose benefits under our Pension Plan are limited as a result of specified limitations under the Internal Revenue Code. The amount of benefits payable under our Equalization Plan is designed to eliminate the effect of these limitations on the aggregate pension benefits payable to the participants, but not provide any additional benefits beyond that amount. These benefits are generally payable at the times we pay benefits under our Pension Plan. We have paid benefits under our Equalization Plan to former employees.

Supplemental Employee Retirement Plan	Effective January 1, 2005, we amended our Supplemental Employee Retirement Plan to cease benefit accruals for all participants. Each of our employees who is a part of management or is considered “highly compensated” and subject to limitations on the amount of Pension Plan benefits he or she may receive under the Internal Revenue Code is also eligible to participate in our Supplemental Employee Retirement Plan. Our Supplemental Plan pays additional benefits to employees whose benefits under our Pension Plan are limited as a result of such employee’s Average Earnings exceeding $210,000 or due to the removal of certain Social Security integration benefits from the Pension Plan. The amount of benefits payable under our Supplemental Plan is designed to eliminate the effect of these limitations on the aggregate pension benefits payable to the participants, but not provide any additional benefits beyond that amount. These benefits are generally payable at the same time as when we pay benefits under our Pension Plan. We have paid benefits under our Supplemental Plan to former employees.
Pension Plans Table
     The following table sets forth the aggregate amount of annual normal retirement benefits that would be payable under our Pension Plan, Equalization Plan and Supplemental Plan if an employee retired during calendar 2006 at the age of 65 with the years of credited service shown (assuming the continued existence of our Pension Plan, Equalization Plan and Supplemental Plan without substantial change and payment in the form of a single life annuity).

	Years of Service
Average
Earning	15	20	25	30	35

$125,000	$27,651	$36,867	$46,084	$55,301	$64,518
150,000	33,838	45,117	56,397	67,676	78,955
175,000	40,026	53,367	66,709	80,051	93,393
200,000	46,213	61,617	77,022	92,426	107,830
225,000	52,401	69,867	87,334	104,801	122,268
250,000	58,588	78,117	97,647	117,176	136,705
300,000	70,963	94,617	118,272	141,926	165,580
400,000	95,713	127,617	159,522	191,426	223,330
450,000	108,088	144,117	180,147	216,176	252,205
500,000	120,463	160,617	200,772	240,926	281,080

For our Named Executive Officers, the compensation covered by these Plans is solely that annual compensation reported under the salary column in the Summary Compensation Table appearing in this Proxy Statement for 2004 and prior calendar years (excluding any payments under our former Supplemental Pay Plan and excluding any bonuses reported in the annual compensation columns of the Summary Compensation Table).
     As of December 31, 2005, the credited years of service under these Plans of each Named Executive Officer were:

Richard K. Crump	19 years
Paul G. Vanderhoven	28 years
Kenneth M. Hale	7 years
Paul C. Rostek	24 years
Walter B. Treybig	12 years
Assuming retirement at age 65 (or after five years of service, if later), the total annual retirement benefits payable to each Named Executive Officer under the Equalization and Supplemental Plans would be:

		Reduction for	Net Payment
	Gross Payment	Payments	Under Equalization
	Under All Plans	Under Pension Plan	and Supplemental Plans

Richard K. Crump	$103,145	$56,417	$46,728
Paul G. Vanderhoven	89,711	78,207	11,504
Kenneth M. Hale	19,417	19,417	0
Paul C. Rostek	38,868	38,868	0
Walter B. Treybig	28,304	28,304	0
All of the benefits appearing in the pension plan table are computed on a single-life annuity basis and are not subject to any deduction for Social Security or other similar offset amounts. However, our Supplemental Plan does contain an alternative formula for determining benefits which includes a Social Security offset. We have never used this alternative formula to determine the amount of any benefits paid under our Supplemental Plan.
401(k) Savings and Investment Plan
     We maintain a Savings and Investment Plan (our “401(k) Plan”) for the benefit of all of our employees. Under our 401(k) Plan, participants may elect to contribute a portion of their base salaries into individual accounts on a pre-tax basis (up to statutory maximums), and may also contribute additional portions of their base salaries into their accounts on an after-tax basis (up to statutory maximums). Currently, we match each participant’s contributions into our 401(k) Plan on a dollar-for-dollar basis, up to 6% of the participant’s base salary. Prior to January 1, 2005 (the time we froze accruals under our Salaried Employees’ Pension Plan), we matched only 50% of each participant’s contributions into our 401(k) Plan, up to 7% of the participant’s base salary. Each participant directs the investment of all contributions into his or her account among a slate of investment options chosen by our Employee Benefits Plans Committee (which is made up of members of senior management). Our stock is not one of the available investment options under our 401(k) Plan.

Key Employee Protection Plan
     On January 26, 2000, our Board approved the initial form of our Key Employee Protection Plan, which has subsequently been amended several times (our “Key Employee Protection Plan”). A copy of the current form of our Key Employee Protection Plan is an Exhibit to our Form 10-K. Our Compensation Committee has designated a select group of management or highly compensated employees as participants under our Key Employee Protection Plan, including each of our Named Executive Officers, and has established their respective applicable multipliers and other variables for determining benefits. Our Compensation Committee is also authorized to designate additional management or highly compensated employees as participants under our Key Employee Protection Plan and set their applicable multipliers. Our Compensation Committee may also terminate any participant’s participation under this Plan on 60 days’ notice if it determines that the participant is no longer one of our key employees.
     Under our Key Employee Protection Plan, any participant under the Plan that, within his or her “Protection Period”, terminates his or her employment for “Good Reason” or is terminated by us for any reason other than “Misconduct” or “Disability” is entitled to benefits under the Plan. A participant’s Protection Period commences 180 days prior to the date on which a specified change of control occurs and ends either two years or 18 months after the date of that change of control, depending on the size of the participant’s applicable multiplier. A participant may also be entitled to receive payments under the Plan in the absence of a change of control if he or she terminates his or her employment for “Good Reason” or is terminated by us for any reason other than “Misconduct” or “Disability”, but in these circumstances his or her applicable multiplier is reduced by 50%. If a participant becomes entitled to benefits under our Key Employee Protection Plan, we are required to provide the participant with a lump sum cash payment that is determined by multiplying the participant’s applicable multiplier by the sum of the participant’s highest annual base compensation during the last three years plus the participant’s targeted bonus for the year of termination, and then deducting the sum of any other separation, severance or termination payments made by us to the participant under any other plan or agreement or pursuant to law. However, if benefits are paid under our Key Employee Protection Plan to one of our most highly compensated employees in connection with a change of control, 50% of the lump sum payment paid to such employee is conditioned upon compliance with the non-competition provisions of our Key Employee Protection Plan. As of March 16, 2006, if a change of control had occurred under the Plan on or after March 16, 2004 and our Named Executive Officers terminated their employment for “Good Reason”, or were terminated by us for any reason other than “Misconduct” or “Disability”, they would be paid the following amounts under the Plan:

		Targeted	Applicable	Payment Under
	Base Salary	Bonus	Multiplier	the KEP Plan

Richard K. Crump	$390,000	$390,000	2.75	$2,145,000
Paul G. Vanderhoven	257,000	128,500	2.00	771,000
Kenneth M. Hale	222,250	88,900	2.00	622,300
Paul C. Rostek	211,250	84,500	2.00	591,500
Walter B. Treybig	195,000	78,000	2.00	546,000
     In addition to the lump sum payment, the participant is entitled to receive any accrued but unpaid compensation, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of our benefit plans (other than qualified plans). Also, for a period of 24 months (including 18 months of COBRA coverage), the participant will continue to be covered by all of our life, health care, medical and dental insurance plans and programs (other than disability), as long as the participant makes a timely COBRA election and pays the regular employee premiums required under our plans and programs and by COBRA. In addition, our obligation to continue to provide coverage under our plans and programs to any participant ends if and when the participant becomes employed on a full-time basis by a third party which provides the participant with substantially similar benefits.
     If any payment or distribution under our Key Employee Protection Plan to any participant is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code, the participant is entitled to receive a gross-up payment from us in an amount such that, after payment by the participant of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the excise tax imposed under Section 4999 of the Internal Revenue Code. However, the maximum amount of any gross-up payment is 25% of the sum of the participant’s highest annual base compensation during the last three years plus the participant’s targeted bonus for the year of payment.
     We may terminate our Key Employee Protection Plan at any time and for any reason but any termination does not become effective as to any participant until 90 days after we give the participant notice of the termination of the Plan. In addition, we may amend our Key Employee Protection Plan at any time and for any reason, but any amendment that reduces, alters, suspends, impairs or prejudices the rights or benefits of any participant in any material respect does not become effective as to that participant until 90 days after we give him or her notice of the amendment of the Plan. No termination of our Key Employee Protection Plan, or any of these types of amendments to the Plan, can be effective with respect to any participant if the termination or amendment is related to, in anticipation of or during the pendency of a change of control, is for the purpose of encouraging or facilitating a change of control or is made within 180 days prior to any change of control. Finally, no termination or amendment of our Key Employee Protection Plan can affect the rights or benefits of any participant that are accrued under the Plan at the time of termination or amendment or that accrue thereafter on account of a change of control that occurred prior to the termination or amendment or within 180 days after such termination or amendment.
Supplemental Pay Plan
     On March 8, 2001, we implemented our Supplemental Pay Plan. Prior to March 8, 2001, we had historically paid our senior level employees below-market salaries with the opportunity to earn above-market compensation through stock based incentives and significant bonuses in years when we achieved targeted levels of EBITDA. Due to our financial difficulties during 2001, the opportunity to earn additional compensation through these programs was significantly reduced, if not entirely eliminated. As a result, we established our Supplemental Pay Plan to address the concern that the overall compensation provided to our senior level employees would always be below-market and, consequently, not adequate to retain these employees or attract new highly-qualified employees. A select group of management or highly compensated employees was designated as participants under the plan and their respective benefits were established. Each payment under the plan was a specified percentage of the participant’s annual base salary for fiscal 2001 and payments were paid on or before the tenth day after the last day of each calendar quarter. The participant was required to be employed by us on the relevant payment date in order to be eligible to receive that payment under the plan. In connection with the issuance of new stock options and a revised bonus program, we terminated our Supplemental Pay Plan as of June 30, 2003. With the exception of two additional payments made under that plan to Mr. Rostek on September 30, 2003 and December 31, 2003, the last payments under that plan were made on June 30, 2003.

Changes in Compensation for 2006; Discretionary Bonus
     On February 27, 2006, the Compensation Committee of our Board of Directors approved the annual base salaries (effective as of March 1, 2006) of our Named Executive Officers. The following table sets forth the existing and new annual base salary levels for each of our Named Executive Officers:

	2005	2006
Richard K. Crump	$380,000	$390,000
Paul G. Vanderhoven	246,000	257,000
Kenneth M. Hale	212,250	222,250
Paul C. Rostek	201,750	211,250
Walter B. Treybig	186,500	195,000
     On February 24, 2006, the Compensation Committee also authorized the payment of discretionary bonuses to all of our personnel to reward them for attaining our goal of reducing fixed costs by at least $20 million during 2005. The bonuses were discretionary in that we did not attain our financial performance goals for 2005 under our Bonus Plan. The Compensation Committee considered various factors in setting the amounts of bonuses, including the significant efforts of our management and other employees in achieving our fixed cost reduction goal, job scope and responsibility and our need to attract, retain and reward executive talent. In addition, the Compensation Committee evaluated each executive’s leadership by considering a variety of factors, including, among others, developing effective cost reduction strategies, driving results and maintaining environmental, health and safety performance. The following table sets forth the amount of bonuses paid to our Named Executive Officers:

Richard K. Crump	$46,875
Paul G. Vanderhoven	40,625
Kenneth M. Hale	34,375
Paul C. Rostek	34,375
Walter B. Treybig	34,375

Performance Graph
     The following Performance Graph compares our cumulative total stockholder return on shares of our Common Stock for a three-year period with the cumulative total return of the Standard & Poor’s 500 Stock Index (the “S & P 500 Index”) and the Standard & Poor’s Diversified Chemicals Index (the “S & P Chemicals Index”). The graph assumes the investment of $100 on December 31, 2002 in shares of our Common Stock, the S & P 500 Index and the S & P Chemicals Index and the reinvestment of dividends.
COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURN*
AMONG STERLING CHEMICALS INC. THE S & P 500 INDEX,
AND THE S & P DIVERSIFIED CHEMICALS INDEX

*	$100 invested on 1/3/03 in stock or on 12/31/02 in index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm
We cannot give you any assurance as to future trends in the cumulative total return on shares of our Common Stock or of the indices used above, and we do not make or endorse any predictions as to future stock performance. No portion of the foregoing information contained under the heading “Performance Graph” shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference this Proxy Statement in its entirety, except to the extent that we specifically incorporate such information or a portion of it by reference. In addition, such information shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of these Acts.

Security Ownership of Principal Stockholders and Management
     The following table sets forth certain information regarding the beneficial ownership of our Preferred Stock and Common Stock as of March 3, 2006 by (i) each of our directors and each person nominated to become one of our directors, (ii) each of our Named Executive Officers, (iii) each person known by us to be the beneficial owner of more than 5% of our outstanding Preferred Stock or Common Stock and (iv) all of our directors and executive officers as a group. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder. Unless otherwise noted, the mailing address of each such beneficial owner is 333 Clay Street, Suite 3600, Houston, Texas 77002-4312, and we believe, based on information provided by the beneficial owners listed below, that the named beneficial owner has sole voting power and sole investment power with respect to the shares shown below, except to the extent that power is shared with such person’s spouse pursuant to applicable law.

	Shares of	Percentage	Shares of	Percentage	Percentage
	Preferred	of	Common	of	of
	Stock	Outstanding	Stock	Outstanding	Outstanding
	Beneficially	Preferred	Beneficially	Common	Voting
Name	Owned	Stock	Owned	Stock	Power(1)
Richard K. Crump(2)	0	0%	120,000	*	*
John W. Gildea	0	0%	0	0%	0%
Byron J. Haney(3)	3,443.051	98.3%	1,913,740	60.2%	80.2%
Karl W. Schwarzfeld(3)	3,443.051	98.3%	1,917,740	60.2%	80.2%
Philip M. Sivin(3) (4)	3,443.051	98.3%	1,913,740	60.2%	80.2%
Dr. Peter Ting Kai Wu	0	0%	0	0%	0%
Paul G. Vanderhoven(2)	0	0%	33,000	*	*
Kenneth M. Hale(2)	0	0%	27,500	*	*
Paul C. Rostek(2)	0	0%	9,167	*	*
Walter B. Treybig(2)	0	0%	25,000	*	*
Resurgence Asset Management, L.L.C.(4)	3,443.051	98.3%	1,913,740	60.2%	80.2%
Resurgence Asset Management
International, L.L.C.(4)	3,443.051	98.3%	1,913,740	60.2%	80.2%
Re/Enterprise Asset Management, L.L.C.(4)	3,443.051	98.3%	1,913,740	60.2%	80.2%
Martin D. Sass(4)	3,443.051	98.3%	1,913,740	60.2%	80.2%
Mariner Investment Group, Inc.(5)	0	0%	333,963	11.5%	5.2%
Northeast Investors Trust(6)	0	0%	245,739	8.7%	3.9%
Merrill Lynch, Pierce, Fenner & Smith, Incorporated(7)	0	0%	186,787	6.6%	3.0%
Directors and current executive officers as a group (11 persons) (2) through (4)	3,443.051	98.3%	2,150,907	63.0%	80.9%

*	Less than 1%

(1)	Represents the percentage of the combined voting power of our outstanding Preferred Stock and our outstanding Common Stock, assuming the conversion of each share of our Preferred Stock into 1,000 shares of our Common Stock.

(2)	Represents shares of our Common Stock issuable upon exercise of options granted under the 2002 Stock Plan which are or will become exercisable within 60 days of March 3, 2006.

(3)	Represents shares of our Preferred Stock and shares of our Common Stock (including shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 3, 2006) that are beneficially owned by funds and accounts managed by Resurgence Asset Management, L.L.C. (“Resurgence”) and its affiliates (see Note 4). Mr. Haney is Managing Director, Mr. Schwarzfeld is a Vice President and Mr. Sivin is a Vice President of Resurgence. As such, Messrs. Haney, Schwarzfeld and Sivin may be deemed to have beneficial ownership of such shares. Each of Messrs. Haney, Schwarzfeld and Sivin disclaims beneficial ownership of all such shares.

(4)	Includes (a) 1,851.865 shares of our Preferred Stock, 838,314 shares of our Common Stock and an additional 188,005 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 3, 2006 that may be deemed to be beneficially owned by Resurgence, (b) 501.124 shares of our Preferred Stock, 228,261 shares of our Common Stock and an additional 50,876 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 3, 2006 that may be deemed to be beneficially owned by Resurgence Asset Management International, L.L.C. (“RAMI”), and (c) 1,090.062 shares of our Preferred Stock, 497,620 shares of our Common Stock and an additional 110,664 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 3, 2006 that may be deemed to be beneficially owned by Re/Enterprise Asset Management, L.L.C. (“REAM”). Mr. Sass may be deemed to beneficially own all of these securities. Mr. Sivin is Mr. Sass’s son-in-law. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder. Mr. Sivin disclaims beneficial ownership of all of these securities.

In its capacity as investment advisor, Resurgence exercises voting and investment power over our securities held for the accounts of M.D. Sass Corporate Resurgence Partners, L.P. (“Resurgence I”), M.D. Sass Corporate Resurgence Partners II, L.P. (“Resurgence II”), M.D. Sass Corporate Resurgence Partners III, L.P. (“Resurgence III”) and the Resurgence Asset Management, L.L.C. Employment Retirement Plan (the “Plan”). Accordingly, Resurgence may be deemed to share voting and investment power with respect to our securities held by Resurgence I, Resurgence II, Resurgence III and the Plan. Mr. Sass serves as Chairman and Chief Executive Officer of Resurgence.

In its capacity as investment advisor, RAMI exercises voting and investment power over our securities held for the account of M.D. Sass Corporate Resurgence International, Ltd. (“Resurgence International”). Accordingly, RAMI may be deemed to share voting and investment power with respect to our securities held by Resurgence International. Mr. Sass serves as Chairman and Chief Executive Officer of RAMI.

In its capacity vas investment advisor, REAM exercises voting and investment power over our securities held for the accounts of (i) two employee pension plans (the “Pension Plans”) and as an advisor to the M.D. Sass Associates, Inc. Employee Profit Sharing Plan (the “Sass Employee Plan”) and (ii) as general partner and sole investment advisor of M.D. Sass Re/Enterprise Portfolio Company, L.P. (“Re/Enterprise”) and M.D. Sass Re/Enterprise II, L.P. (“Re/Enterprise II”). Accordingly, REAM may be deemed to share voting and investment power with respect to our securities held by each of the Pension Plans, the Sass Employee Plan, Re/Enterprise and Re/Enterprise II. Mr. Sass serves as Chairman and Chief Executive Officer of REAM.

In addition, funds which have invested side-by-side with funds managed by Resurgence and RAMI beneficially own in the aggregate 58.878 shares of our Preferred Stock, 26,733 shares of our Common Stock and an additional 5,976 shares of our Common Stock issuable upon the exercise of warrants which are exercisable within 60 days of March 3, 2006.

The mailing address of each of Martin D. Sass, Resurgence, RAMI and REAM is 1185 Avenue of the Americas, 18th Floor, New York, New York 10036.

The foregoing information is based on the Schedule 13D filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on December 19, 2002, as amended by (A) Schedule 13D/A, Amendment No. 1, filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 13, 2004, (B) Schedule 13D/A, Amendment No. 2, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on June 25, 2004, (C) Schedule 13D/A, Amendment No. 3, filed by Martin D. Sass, Resurgence, RAMI and

REAM with the Securities and Exchange Commission on February 14, 2005, (D) Schedule 13D/A, Amendment No. 4, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 8, 2005 and (E) Schedule 13D/A, Amendment No. 5, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 2, 2006.

(5)	Includes 78,948 shares of our Common Stock issuable upon exercise of warrants that are exercisable within 60 days of March 3, 2006. Mariner Investment Group, Inc. (“Mariner”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Mariner furnishes investment advice to several investment companies exempt from the Investment Company Act of 1940, and also serves as investment manager to certain other separate accounts. In its role as investment adviser and manager, Mariner possesses voting and/or investment power over all of the shares of our Common Stock and warrants owned by these investment companies and accounts, which is 100% of the shares of our Common Stock and warrants described in the table above as being held by Mariner. Mariner disclaims beneficial ownership of all of these shares of our Common Stock and warrants. The mailing address of Mariner is 780 Third Avenue, 16th Floor, New York, New York 10017. This information is based on the Schedule 13G filed by Mariner with the Securities and Exchange Commission on February 14, 2005, as amended by Schedule 13G/A, Amendment No. 1, filed by Mariner on April 11, 2005.

(6)	The mailing address of Northeast Investors Trust is 50 Congress Street, Boston, Massachusetts 02109-4096. This information is based on the Schedule 13G filed by Northeast Investors Trust with the Securities and Exchange Commission on February 13, 2003.

(7)	The mailing address of Merrill Lynch, Pierce, Fenner & Smith, Incorporated is 4 World Financial Center, New York, New York 10080. This information is based on the Schedule 13G filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 13, 2006.
Certain Transactions
     Resurgence has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. Currently, Resurgence has beneficial ownership of 98% of our Preferred Stock and over 60% of our Common Stock, representing ownership of over 80% of the total voting power of our equity. Each share of our Preferred Stock is currently convertible at the option of the holder thereof at any time into 1,000 shares of our Common Stock, subject to adjustments. The holders of our Preferred Stock are entitled to designate a number of our directors roughly proportionate to their overall equity ownership, but in any event not less than a majority of our directors as long as they hold in the aggregate at least 35% of the total voting power of our equity. As a result, Resurgence has the ability to control our management, policies and financing decisions, elect a majority of our Board and control the vote on most matters presented to a vote of our stockholders. In addition, our shares of Preferred Stock, almost all of which are beneficially owned by Resurgence, carry a cumulative dividend rate of 4% per quarter, payable in additional shares of Preferred Stock. Each dividend paid in additional shares of our Preferred Stock has a dilutive effect on our shares of Common Stock and increases the percentage of the total voting power of our equity beneficially owned by Resurgence. Since the initial issuance of our Preferred Stock, we have issued an additional 1,326.929 shares of our Preferred Stock (convertible into 1,326,929 shares of our common stock) in dividends, which represents almost 21% of the current total voting power of our equity securities. Three of our directors, Messrs. Haney, Schwarzfeld and Sivin, are employed by Resurgence. Pursuant to established policies of Resurgence, all director compensation earned by employees of Resurgence is paid to Resurgence. During 2005, we paid Resurgence an aggregate amount equal to $177,500 for director compensation earned by Messrs. Haney and Sivin and Messrs. Marc S. Kirschner, Robert T. Symington and Keith R. Whittaker, three of our former directors who were employed by Resurgence at the time that they served on our Board. We also reimbursed

Resurgence for expenses incurred by all of these individuals related to their service as directors. Mr. Schwarzfeld was appointed to our Board in March of 2006 and, consequently, he did not earn any director compensation in 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and anyone who beneficially owns more than 10% of our Common Stock to file various reports with the Securities and Exchange Commission regarding their ownership of, and transactions in, our equity securities, and to furnish us with copies of those reports. Based solely on our review of copies of these reports furnished to us and written representations from our officers and directors, we believe that none of our officers, directors or 10% stockholders failed to file any reports under Section 16(a) on a timely basis during 2005.
Stockholder Proposals For Next Year’s Annual Meeting
     In order for a stockholder proposal to be included in our proxy statement for our annual meeting to be held in 2007, the proposal must be submitted before November 21, 2006 to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. In order for a stockholder proposal that is not included in that proxy statement to be brought before our annual meeting to be held in 2007, the proposal must be submitted on or after November 22, 2006 but no later than January 21, 2007 to the same address. If a proposal is received after that date, proxies for our 2007 annual meeting of stockholders may confer discretionary authority to vote on that matter without discussion of the matter in the proxy statement for our 2007 annual meeting of stockholders.
*          *          *
     Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors /s/ Kenneth M. Hale Kenneth M. Hale Corporate Secretary

Houston, Texas
March 16, 2006

Appendix A
Amended and Restated Audit Committee Charter
Preliminary Statements
     Whereas, the Board of Directors (the “Board”) of Sterling Chemicals, Inc. (the “Corporation”) has heretofore established and designated a standing committee of the Board known as the Audit and Compliance Committee (the “Committee”);
     Whereas, the Board has heretofore delegated oversight responsibility to the Committee for the accounting and financial reporting, control and audit functions of the Board and for compliance and monitoring programs, corporate information and reporting systems and similar matters;
     Whereas, the Board desires to transfer certain of the oversight responsibility for compliance and monitoring programs, corporate information and reporting systems and similar matters from the Committee to its Corporate Governance Committee and to rename the Committee the “Audit Committee”;
     Whereas, the Board has heretofore adopted an Audit and Compliance Committee Charter governing the composition, duties and responsibilities of the Committee; and
     Whereas, the Board desires to amend the Audit and Compliance Committee Charter and to restate the Audit and Compliance Committee Charter in its entirety;
     Now, Therefore, It Is Hereby Resolved that this Amended and Restated Audit Committee Charter (this “Charter”) be, and it hereby is, adopted and approved as the Charter of the Committee.
Article I
Name and Purposes of the Committee
     Section 1.01. Name of Committee. From and after the adoption of this Charter, the Committee shall be known as the “Audit Committee”.
     Section 1.02. Audit Matters. In connection with the Committee’s responsibilities related to audit matters, the Committee shall assist the Board in its oversight of the integrity of the Corporation’s financial statements and its compliance with legal and regulatory requirements. The Committee shall also act on behalf of the Board and (a) oversee the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation, (b) monitor the qualifications, independence and performance of the Corporation’s internal (if any) and independent auditors, (c) be directly responsible for the appointment, compensation and oversight of the Corporation’s independent auditors, (d) be responsible for resolving disagreements between management and the Corporation’s independent auditors regarding financial reporting matters and (e) prepare any reports required to be included in the Corporation’s annual proxy statement under the rules of the Securities and Exchange Commission (“SEC”).

Appendix A-1

     Section 1.03. Compliance Matters. The Committee shall act on behalf of the Board and oversee all aspects of the Corporation’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Financial Code of Ethics”).
Article II
Composition of the Committee
     Section 2.01. Number. The Committee shall consist of a number of directors (not less than two) as the Board shall determine from time to time.
     Section 2.02. Term; Removal; Vacancies. Each member of the Committee, including it chairman and any alternate members, shall be appointed by the Board, shall serve at the pleasure of the Board and may be removed at any time by the Board (with or without cause). The term of each member of the Committee shall otherwise be determined in accordance with the Bylaws of the Corporation. The Board shall have the power at any time to fill vacancies in the Committee, to change the membership of the Committee or to dissolve the Committee.
     Section 2.03. Member Requirements. Together with any additional requirements required after the date of this Charter under applicable law or the rules of any stock exchange or quotation system on which the securities of the Corporation are listed or quoted, both at the time of the director’s appointment and throughout his or her term as a member of the Committee, each member of the Committee shall:
     (a) be independent of management and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of the independent judgment of such member of the Committee;
     (b) be financially literate (i.e., shall have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flow, and the ability to understand key financial risks and related controls and control processes);
     (c) not simultaneously serve on the audit committee of more than three public companies; and
     (d) have, in the opinion of the Board and in the opinion of each member, sufficient time available to devote reasonable attention to the responsibilities of the Committee.
In addition, at least one member of the Committee shall, in the opinion of the Board, be an “audit committee financial expert” or have accounting or related financial management expertise.
Article III
Meetings of the Committee
     Section 3.01. Frequency. The Committee shall meet at least once during each fiscal quarter of the Corporation. Additional meetings of the Committee may be scheduled as considered necessary by the Committee, its chairman or at the request of the Chief Executive Officer or Chief Financial Officer of the Corporation.

Appendix A-2

     Section 3.02. Calling Meetings. Meetings of the Committee may be called at any time by the Board or by any member of the Committee. The chairman of the Committee shall call a meeting of the Committee at the request of the Chief Executive Officer or Chief Financial Officer. In addition, any internal or external auditor, accountant or attorney may, at any time, request a meeting with the Committee or the chairman of the Committee, with or without management attendance.
     Section 3.03. Agendas. The chairman of the Committee shall be responsible for preparing an agenda for each meeting of the Committee. The chairman will seek the participation of management and key advisors in the preparation of agendas.
     Section 3.04. Attendees. The Committee may request members of management, internal auditors (if any), external auditors, accountants, attorneys and such other experts as it may deem advisable to attend any meeting of the Committee. At least once each year, the Committee shall meet in a private session at which only members of the Committee are present. In any case, the Committee shall meet in executive session separately with internal auditors (if any), external auditors and the Corporation’s external securities counsel (if any) at least annually.
     Section 3.05. Quorum; Required Vote. At all meetings of the Committee, a majority of the members of the Committee shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Committee, the members of the Committee present thereat may adjourn the meeting from time to time (without notice other than announcement at the meeting) until a quorum shall be present. A meeting of the Committee at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of any member; provided, however, that no action of the remaining members of the Committee shall constitute the act of the Committee unless the action is approved by at least a majority of the required quorum for the meeting or such greater number of members of the Committee as shall be required by applicable law or the Certificate of Incorporation or Bylaws of the Corporation. The act of a majority of the members of the Committee present at any meeting of the Committee at which there is a quorum shall be the act of the Committee unless by express provision of law or the Certificate of Incorporation or Bylaws of the Corporation a different vote is required, in which case such express provision shall govern and control.
     Section 3.06. Rules of Procedure and Minutes. The Committee may adopt and establish its own rules of procedure; provided, however, that such rules of procedure are not inconsistent with the Certificate of Incorporation or Bylaws of the Corporation or with any specific direction as to the conduct of its affairs as shall have been given by the Board. The Committee shall keep regular minutes of its proceedings and report the same to the Board when requested.
Article IV
Reporting to the Board
     The Committee, through its chairman, shall periodically report to the Board on the activities of the Committee. These reports shall occur at least twice during each fiscal year of the Corporation.

Appendix A-3

Article V
Delegation of Authority for Audit Matters
     Section 5.01. Authority to Engage Advisors. The Committee shall have the power and authority, without approval of the Board, to engage independent counsel and other advisers as it determines necessary to carry out its duties.
     Section 5.02. Audit and Non-Audit Services. The Committee shall have the responsibility, and the power and authority, without approval of the Board, to approve all audit services (which may include providing comfort letters in connection with securities underwritings) and all non-audit services that are otherwise permitted by law (including tax services, if any) that are to be provided to the Corporation by any independent auditors. The Committee may delegate to one or more of its members the authority to preapprove audit and non-audit services that are otherwise permitted by law; provided, however, that any such preapproval is submitted to the full Committee for ratification at the next scheduled meeting of the Committee.
     Section 5.03. Engagement Fees; Funding. The Committee shall have the power and sole authority, without approval of the Board, (a) to approve the scope of engagement of any independent auditors to be employed by the Corporation (such approval constituting approval of each audit service within such scope of engagement) and to approve all audit engagement fees and terms, and (b) to determine appropriate funding (which shall be provided by the Corporation) for the payment of compensation to (i) any independent auditors employed by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) any independent counsel or other advisers engaged by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
Article VI
Responsibilities For Audit Matters
     Section 6.01. Relationship with External Auditors; Auditor Independence; Financial Reporting and Controls. (a) The Committee shall be directly responsible for the appointment, termination, compensation, retention and oversight of the work of any independent auditors employed by the Corporation (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and all independent auditors shall report directly to the Committee.
     (b) In executing its authority with respect to independent auditors and its oversight role with respect to financial reporting and related matters, the Committee shall:
•	review and assess the nature and effect of any non-audit services provided by external auditors;

•	review and assess the compensation of external auditors and the scope and proposed terms of their engagement, including the range of audit and non-audit fees;

Appendix A-4

•	review annually the qualifications, performance and independence of the Corporation’s internal (if any) and external auditors;

•	ensure receipt and review of a formal written statement from the external auditors consistent with Independence Standards Board Standard No. 1, and a report by the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the most recent quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the independent auditors, and any steps taken to deal with any such issues;

•	discuss with external auditors any relationships or services that may affect their objectivity or independence; and

•	meet separately, periodically, with the independent auditors and review any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management, and management’s responses.
If the Committee is not satisfied with any external auditor’s assurances of independence, it shall take or recommend to the Board appropriate action to ensure the independence of such external auditor.
     (c) The Committee shall be charged with the responsibility of reviewing the adequacy of the Corporation’s financial statements and financial reporting systems. In this regard, the Committee shall:
•	prior to the filing of each Form 10-K or Form 10-Q, (i) review and discuss such document with management and the Corporation’s independent auditors, including review of the financial statements to be included therein and the specific disclosures therein under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) engage in discussions with the Corporation’s independent auditors with respect to the results of such independent auditors’ review of same;

•	prior to the filing of each Form 10-K, ensure that the Corporation’s independent auditors attest to, and report on, their assessment of the effectiveness of the Corporation’s internal control structure and procedures for financial reporting in accordance with applicable law and the rules and regulations of the SEC;

•	implement procedures to assure that the independent auditors engaged by the Corporation to audit the Corporation’s financial statements do not provide any non-audit services prohibited by applicable law or the rules and regulations promulgated by the Public Company Accounting Oversight Board, the SEC or NASDAQ;

•	ensure the regular rotation of the lead audit partner and the reviewing audit partner of any independent auditing firm engaged by the Corporation as required by law;

•	consider major changes and other questions of choice regarding the appropriate auditing and accounting principles and practices to be followed when preparing the

Appendix A-5

Corporation’s financial statements, including major financial statement issues and risks and their impact or potential effect on reported financial information and the scope, as well as the level of involvement by external auditors in the preparation and review, of unaudited quarterly or other interim-period information;

•	review the annual audit plan and the process used to develop the plan and monitor the status of activities;

•	review the results of each external audit, including any qualifications in the external auditor’s opinion, any related management letter, management’s responses to recommendations made by external auditors in connection with any audit and any reports submitted to the Committee by internal auditors (if any) that are material to the Corporation as a whole, and management’s responses to those reports;

•	discuss with the Corporation’s external auditors (i) methods used to account for significant unusual transactions, (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusion regarding reasonableness of such estimates and (iv) disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures contained in the financial statements; and

•	discuss with management the Corporation’s earnings press releases (if any), as well as financial information and earnings guidance provided to analysts or rating agencies.
If any internal or external auditor of the Corporation identifies any significant issue relative to overall Board responsibility that has been communicated to management but, in their judgment, has not been adequately addressed, they should communicate these issues to the chairman of the Committee.
     (d) The Committee shall be charged with the responsibility of setting clear hiring policies for employees or former employees of the Corporation’s independent auditors.
     Section 6.02. Internal Financial Controls; Communications With the Board; Regulatory Examinations. (a) The Committee shall review the appointment and replacement of the senior internal-auditing executive of the Corporation (if any) and any key financial management of the Corporation, and shall review the performance of the Corporation’s internal auditors (if any). The Corporation’s internal auditors (if any) shall be responsible to the Board through the Committee. The Committee shall consider, in consultation with the Corporation’s external auditors and the Corporation’s senior internal-auditing executive (if any), the adequacy of the Corporation’s internal financial controls. The Committee shall meet (i) separately, periodically, with management, with the Corporation’s internal auditors (or other personnel responsible for the internal audit function) and with the Corporation’s independent auditors and (ii) separately, periodically, with the senior internal-auditing executive (if any) to discuss any audit problems or difficulties, special problems or issues that may have been encountered by the internal auditors (if any) and review management’s responses and the implementation of any recommended corrective actions. The Committee shall also meet periodically with senior management to review the Corporation’s major financial risk exposures and the Corporation’s policies with respect to risk assessment and risk management.

Appendix A-6

     (b) The Committee shall serve as a channel of communication between the Corporation’s external auditors and the Board and between the Corporation’s senior internal-auditing executive (if any) and the Board.
     (c) The Committee shall review and assess any SEC inquiries and the results of examination by other regulatory authorities in terms of important findings, recommendations and management’s responses.
     Section 6.03. Audit Committee Report and Proxy Disclosures. The Committee shall prepare the report required by the rules of the SEC to be included in the Corporation’s annual report. In connection with the Committee report, the Committee shall:
•	review the annual audited financial statements with management and the Corporation’s independent auditors;

•	discuss with the Corporation’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit and the independent auditors’ judgment about the quality of the Corporation’s accounting principles, including such matters as accounting for significant transactions, significant accounting policies, estimates and adjustments and disagreements with management;

•	discuss with the Corporation’s independent auditors their independence, giving consideration to the range of audit and non-audit services performed by such independent auditors;

•	review, at least annually, a formal written statement from the Corporation’s independent auditor delineating all relationships with the Corporation, consistent with Independence Standards Board Standard No. 1;

•	recommend to the Board whether the Corporation’s annual audited financial statements and accompanying notes should be included in the Corporation’s Annual Report on Form 10-K; and

•	determine whether fees paid to the Corporation’s independent auditors are compatible with maintaining their independence.
     Section 6.04. Limitations on Responsibilities for Audit Matters. While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting audits or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee shall be entitled to rely, in the absence of actual knowledge to the contrary (which shall be promptly reported to the Board), on (a) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (b) the accuracy of the financial and other information provided to the Committee and (c) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

Appendix A-7

     Section 6.05. Annual Reviews. The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities under this Charter. The Committee shall review and assess the adequacy of this Charter annually. The Committee shall approve the Charter in the form to be included in the Corporation’s proxy statement in accordance with applicable SEC rules and regulations, as well as the rules and regulations of any applicable stock exchange or quotation system.
Article VII
Financial Compliance Matters
     Financial Code of Ethics. In executing its oversight role with respect to the Financial Code of Ethics, the Committee shall review the adequacy of the Financial Code of Ethics and the Corporation’s
     internal controls and disclosure controls and related policies, standards, practices and procedures (including compliance guides and manuals). In this connection, the Committee may coordinate its compliance activities with the Corporate Governance Committee of the Board and any other standing committee of the Board. In addition, the Committee shall meet periodically with senior management to discuss their views on whether:
     (a) the operations of the Corporation and its subsidiaries are conducted in compliance with all applicable laws, rules and regulations pertaining to financial reporting matters;
     (b) all accounting and reporting financial errors, fraud and defalcations, legal violations and instances of non-compliance (if any) with the Financial Code of Ethics or the Corporation’s internal controls or disclosure controls or related policies, standards, practices and procedures are detected;
     (c) all violations of legal requirements pertaining to financial reporting matters (if any) are promptly reported to appropriate governmental officials when discovered and prompt, voluntary remedial measures are instituted; and
     (d) senior management and the Board are provided with timely, accurate information to allow management and the Board to reach informed judgments concerning the Corporation’s compliance with all applicable laws, rules and regulations pertaining to financial reporting matters.
The Committee shall also be responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. The General Counsel of the Corporation shall be in charge of the Financial Code of Ethics, including the day-to-day monitoring of compliance by officers and other employees and agents of the Corporation and its subsidiaries.
Article VIII
Expectations and Information Needs
     The Committee should communicate its expectations and the nature, timing and extent of information it requires to management and internal and external auditors, accountants and attorneys. Written materials, including key performance indicators and measures related to key financial risks, should be provided to the Committee by management at least one week in advance of any meeting of the Committee at which such materials will be discussed.

Appendix A-8

Article IX
Additional Powers
     The Committee is authorized, in the name and on behalf of the Corporation and at its expense, to take or cause to be taken any and all such actions as the Committee shall deem appropriate or necessary to carry out its responsibilities and exercise its powers under this Charter.
Article X
Limitations on Duties and Responsibilities
     The Committee shall not have or assume any powers, authority or duties vested in the Board which, under applicable law or any provision of the Certificate of Incorporation or the Bylaws of the Corporation, may not be delegated to a committee of the Board. The grant of authority to the Committee contained in this Charter may be modified from time to time or revoked at any time by the Board in its sole discretion.

Appendix A-9

Appendix B
Sterling Chemicals, Inc. — Governance Principles
     The following principles have been approved by the Board of Directors (the “Board”) of Sterling Chemicals, Inc. (the “Company”) to assist it in the exercise of its responsibilities. These principles are in addition to, and are not intended to change or interpret, the Company’s Certificate of Incorporation and Bylaws and the Charters of the Committees of the Board. The Board will review these principles and other aspects of the Company’s governance on a regular basis.
     1. Role of Board and Management. The Board is responsible for overseeing management and assuring that the long-term interests of the Company and its stockholders are being served. The Company’s business is conducted by its officers and employees, under the direction of the Chief Executive Officer (“CEO”) and the oversight of the Board, to enhance the long-term value of the Company for its stockholders. Both the Board and management recognize that the long-term interests of the Company’s stockholders are advanced by responsibly addressing the concerns of the Company’s other stakeholders and interested parties, including the Company’s employees, customers, suppliers, creditors and government regulators, as well as the communities in which the Company’s business is conducted and the public at large.
     2. Functions of Board. The Board has four regularly scheduled meetings each year at which it reviews and discusses reports by management on the performance of the Company and its plans and prospects, as well as immediate issues facing the Company. Additionally, the Board and Committees of the Board may have special meetings scheduled in accordance with the Company’s Bylaws and the Charters of the Committees of the Board, as applicable. Directors are expected to attend all meetings, whether regularly or specially scheduled, of the Board and those Directors serving on Committees of the Board are expected to attend all meetings, regularly or specially scheduled, of the Committee on which such Director serves. In addition to its general oversight of management, the Board, with the assistance of its Committees, also performs a number of specific functions, including:
•	evaluating overall performance of the Company and its businesses;

•	reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, including long-term plans and prospects of the Company;

•	ensuring processes are in place for maintaining the integrity of the Company, its financial statements, its compliance with law and ethics and its relationships with customers, suppliers, creditors and other stakeholders;

•	assessing major risks facing the Company and reviewing options for their elimination or mitigation;

•	selecting and evaluating senior executive officers and other management and overseeing succession planning for the senior executive officers;

•	reviewing and approving compensation of the CEO and the other senior executive officers of the Company and general compensation policies for the Company, its officers and employees;

Appendix B-1

•	reviewing corporate policies regarding legal and ethical conduct; and

•	evaluating itself and its Committees in terms of size, independence and overall effectiveness.
     3. Qualifications. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-terms interests of the stockholders. They should have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a Board representing diverse experience in business, government, education and technology, and in areas that are relevant to the Company’s activities. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should not serve on the boards of business entities competitive with the Company or otherwise of more than three other public companies unless the Board determines that doing so would not impair the Director’s service on the Board. The Board believes that arbitrary age limits or term limits on Directors’ service are not appropriate due to the disadvantage that these limits can have through the potential loss of Directors who over time have developed increased insight into the Company and its operations.
     4. Size of Board and Selection Process. The Board determines the number of Directors on the Board in accordance with the provisions of the Company’s Bylaws. The Board believes that, given the size of the Company and the need for diversity of Board views, the size of the Board should not be less than seven Directors. In addition to nominations made under the Company’s Certificate of Incorporation by the holders of the Company’s preferred stock and senior secured notes, the Board proposes a slate of general nominees to the stockholders for election to the Board. The Corporate Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. In its review of a general nominee, the Corporate Governance Committee considers all factors it deems relevant, including integrity, judgment, business specialization, technical skills, diversity, independence, potential conflicts of interest and the present needs of the Board. Between annual stockholder meetings, the Board may fill vacancies on the Board by electing Directors to serve in such directorships until the next annual meeting. Stockholders may propose nominees for consideration to the Company’s Corporate Governance Committee by submitting the names and supporting information to Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002, Attention: General Counsel.
     5. Board Committees. To assist the Board in discharging its responsibilities, the Board has established an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Environmental, Health and Safety Committee. In accordance with the Company’s Bylaws, the Board may establish further standing or special Committees of the Board to assist in discharging its responsibilities. The current Charters of the Audit Committee and the Corporate Governance Committee are filed as Exhibits to the Company’s Annual Report on Form 10-K and are also published on the Company’s website. Copies will also be mailed to any stockholder on written request. The Chairman of each Committee shall have the duty to report the highlights of the respective Committee meetings to the full Board following each such meeting.
     6. Meetings of Independent Directors. The independent members of the Board should hold at least two meetings a year without management and the other members of the Board present, which may be held in conjunction with the meetings of the Corporate Governance Committee. The Chairman of the Corporate Governance Committee will preside at such meetings and will serve as the presiding Director in performing such other functions as the Board may direct. The independent Directors may meet without management and the other members of the Board present at such other times as determined by

Appendix B-2

the Chairman of the Corporate Governance Committee as the presiding Director. Notwithstanding the foregoing, the independent members of the Board shall not have authority to take action on behalf of the Board, and shall not be deemed to constitute a Committee of the Board for purposes of taking action, unless such authority shall have been designated by action of the Board (including independent and non-independent members thereof) and otherwise in accordance with the provisions of the Company’s Certificate of Incorporation and Bylaws and, if applicable, the Charter of an applicable Committee of the Board.
     7. Self-Evaluation. The Board and each of its Committees should perform self-evaluations on a periodic basis. In connection with each self-evaluation, the Directors will be requested to provide their assessments of the effectiveness of the Board and the Committees on which they serve. The individual assessments will be organized and summarized for discussion with the Board and its Committees.
     8. Agendas and Meeting Materials. The Board and each Committee are responsible for the agendas for their respective meetings. Prior to each Board or Committee meeting, the CEO will discuss suggestions for specific agenda items for the meeting with one or more of the Directors as the CEO deems appropriate. The CEO and such Directors or the Committee Chair, as appropriate, will determine the nature and extent of information that should be provided to the Directors before each Board or Committee meeting. However, all agendas and meeting materials should be provided to the Directors sufficiently in advance of the meeting and in such details as to allow the Directors to adequately prepare for discussion of all matters under consideration at the meeting and to take action with respect to such considered matters. Directors are urged to make suggestions for agenda items or additional pre-meeting materials to the appropriate Committee Chair or the CEO at any time.
     9. Ethics and Conflicts of Interest. The Board expects all Directors, as well as its officers and employees, to act ethically at all times and in adherence with the policies contained in the Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers and the Company’s Code of Ethics and Conduct. If an actual or potential conflict of interest arises for any Director, the Director should promptly inform the Chairman of the Corporate Governance Committee and the General Counsel. Each Director should recuse himself or herself from any discussion or decision affecting his or her personal, business or professional interests. The Board, acting without the participation of a potentially-interested Director, shall have the authority to consider and resolve any conflict of interest question involving such a potentially-interested Director, including a resolution requiring the exclusion of such Director from consideration of certain Board matters. The Board will resolve any conflict of interest question involving the CEO or a Senior Vice President, and the CEO, with appropriate observation of the principles and policies that may have been set forth by the Board, will resolve any conflict of interest issue involving any other officer of the Company.
     10. Reporting of Concerns. Anyone who has a concern about the Company’s accounting, internal accounting controls or auditing matters may communicate that concern directly to any member of the Audit Committee or to the General Counsel. Anyone who has any other concern about the Company’s conduct may communicate that concern directly to any member of the Corporate Governance Committee or to the General Counsel. These communications may be anonymous and may be e-mailed, submitted in writing or reported by phone to special addresses and a toll-free phone number established under the Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers or the Company’s Code of Ethics and Conduct. The status of outstanding concerns addressed to any member of the Audit Committee or the Corporate Governance Committee or the General Counsel will be reported to the Chairman of the Audit Committee or the Chairman of the Corporate Governance Committee, as appropriate, on a quarterly basis. The Chairman of the Audit Committee or the Chairman of the

Appendix B-3

Corporate Governance Committee may direct that certain matters be presented to the Audit Committee, the Corporate Governance Committee or the full Board and may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. The Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers and the Company’s Code of Ethics and Conduct each prohibit retaliation or the taking any adverse action against anyone for reporting any possible violations under its provisions.
     11. Compensation of the Board. The Compensation Committee has responsibility for recommending to the Board compensation and benefits for non-employee Directors. In discharging this duty, the Compensation Committee will endeavor to assure that this compensation is reasonable and competitive, fairly pays Directors for the work required for a company of the Company’s size and scope and aligns the Directors’ interests with the long-term interests of the Company’s stockholders. At the end of each year, the Compensation Committee will review non-employee Director compensation and benefits, with any changes made only after review and approval of the full Board. Employee Directors shall not receive any specific compensation related to such a Director’s service on the Board.
     12. Succession Planning. The Board will approve and maintain a succession plan for the senior executive officers of the Company, based upon recommendations from the Compensation Committee and the Corporate Governance Committee.
     13. Annual Compensation Review of Senior Executive Officers. The Compensation Committee will annually approve the goals and objectives for compensating the CEO, and evaluate the CEO’s performance in light of these goals before setting the CEO’s salary, bonus and other incentive and equity compensation. The Compensation Committee will also annually approve the compensation structure for the Company’s senior executive officers, and evaluate the performance of the Company’s senior executive officers before approving their salary, bonus and other incentive and equity compensation.
     14. Access to Independent Advisors. The Board and each Committee will have the right at any time to retain, and provide for payment by the Company of, independent outside financial, legal or other advisors as they respectively deem advisable.
     15. Director Orientation. The General Counsel and the Chief Financial Officer will be responsible for providing an orientation for new Directors and for periodically providing materials or briefing sessions for all Directors on subjects that would assist them in discharging their duties.

Appendix B-4

STERLING CHEMICALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Friday, April 21, 2006
10:00 a.m. Houston Time

LITTLER MENDELSON, P.C.
1301 McKinney, Suite 1900
Houston, TX 77010

10% Senior Secured Notes due 2007 / CUSIP 859166AA8

ò	Please detach here	ò

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy
For The Annual Meeting To Be Held April 21, 2006
     The undersigned hereby constitutes and appoints Ann M. Forey and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all 10% Senior Secured Notes due 2007 of Sterling Chemicals, Inc. (the “Company”) held in the name of the undersigned at the Annual Meeting of the Company to be held at the offices of Littler Mendelson, P.C. located at 1301 McKinney, Suite 1900, Houston, Texas 77010 at 10:00 a.m., Houston time, on Friday, April 21, 2006, and at any adjournment or postponement thereof, in accordance with the instructions noted below. Receipt of notice of such meeting and the Proxy Statement therefor dated March 16, 2006 is hereby acknowledged.
This Proxy will be voted in accordance with the Noteholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:
•	“FOR” John W. Gildea as a Director of the Company.
(Continued and to be signed and dated on other side)

ò	Please detach here	ò

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.	Proposal to elect John W. Gildea to the Board of Directors of the Company.	☐ For	☐ Withhold Authority to Vote

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s)

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

STERLING CHEMICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS
Friday, April 21, 2006
10:00 a.m. Houston Time
LITTLER MENDELSON, P.C.
1301 McKinney, Suite 1900
Houston, TX 77010
Series A Convertible Preferred Stock
ò Please detach here ò

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy
For The Annual Meeting To Be Held April 21, 2006
     The undersigned hereby constitutes and appoints Richard K. Crump and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Littler Mendelson, P.C. located at 1301 McKinney, Suite 1900, Houston, Texas 77010 at 10:00 a.m., Houston time, on Friday, April 21, 2006, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March 16, 2006 is hereby acknowledged.
This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:
•	“FOR” each nominee for director; and

•	“FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006;
(Continued and to be signed and dated on other side)

There are three ways to vote your Proxy

COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK«««EASY«««IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 20, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/schi/ — QUICK«««EASY«««IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 20, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
•	Mark, sign and date your proxy card and return it in the postage paid envelope we’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.	Election of directors:	01 Byron J. Haney, 02 Karl W. Schwarzfeld, 03 Philip M. Sivin,	04 Richard K. Crump, 05 Dr. Peter Ting Kai Wu	☐	Vote FOR all nominees listed	☐	Vote WITHHOLD AUTHORITY to vote for all nominees listed

☐Vote FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.
2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.

☐	For	☐	Against	☐	Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change? Mark box Indicate changes below:	☐	SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s)

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

STERLING CHEMICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS
Friday, April 21, 2006
10:00 a.m. Houston Time
LITTLER MENDELSON, P.C.
1301 McKinney, Suite 1900
Houston, TX 77010
Common Stock / CUSIP 859166100
ò Please detach here ò

Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002	proxy
For The Annual Meeting To Be Held April 21, 2006
     The undersigned hereby constitutes and appoints Richard K. Crump and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Common Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Littler Mendelson, P.C. located at 1301 McKinney, Suite 1900, Houston, TX 77010 at 10:00 a.m., Houston time, on Friday, April 21, 2006, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March 16, 2006 is hereby acknowledged.
This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted:
•	“FOR” each nominee for director; and

•	“FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006;
(Continued and to be signed and dated on other side)

There are three ways to vote your Proxy

COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY«««IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 20, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/schi/ — QUICK ««« EASY««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (Central) on April 20, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Taxpayer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
•	Mark, sign and date your proxy card and return it in the postage paid envelope we’ve provided or return it to Sterling Chemicals, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows:

1.	Election of directors:	01 Richard K. Crump 02 Dr. Peter Ting Kai Wu	☐	Vote FOR all nominees listed	☐	Vote WITHHOLD AUTHORITY to vote for all nominees listed

☐ Vote FOR all nominees listed, except that authority to vote withheld for the following nominee(s): Write the number(s) of the nominee(s) in the box provided to the right.
2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.

☐ For	☐ Against	☐ Abstain

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Address change? Mark box ☐ Indicate changes below:	SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD

Date

Signature(s)

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.